Exhibit 10.26

CONFIDENTIALTREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN

SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

MASTER PRECLINICAL STUDY AGREEMENT

This MASTER PRECLINICAL STUDY AGREEMENT (this “Master Agreement”) is effective March 6, 2008,(the “Effective Date”), between Introgen Therapeutics, Inc. (“Introgen”), and The University of Texas M. D. Anderson Cancer Center (“Institution”), a member institution of The University of Texas System (“System”). Based upon the Background below and in consideration of the mutual promises herein and the benefits hereunder, the parties agree as follows:

BACKGROUND

Introgen develops, manufactures, distributes, and sells pharmaceutical and healthcare products. Institution is a comprehensive cancer research, treatment, and prevention center, which has on its staff certain scientists and technicians who possess unique knowledge and experience in substantive fields relating to cancer research, and which conducts preclinical studies. Introgen and Institution desire to conduct biomedical research as applied to the prevention and treatment of cancer and therefore Introgen and Institution are entering into this Agreement to set forth the terms and conditions under which they will undertake and perform such research. While this Master Agreement creates certain obligations between the parties, it does not obligate Introgen to engage Institution to conduct any specific study, or, absent agreement between the parties on one or more Study Specific Agreements hereunder, obligate Institution to conduct any specific study.

DEFINITIONS

“Biological Samples Raw Data” will have the meaning ascribed to it in Section 12.

“Biological Materials” means cell lines, tissue samples, probes, animal models or other living material Institution obtains outside of a Study and uses in the course of a Study. Biological Samples further include, without limitation, any tangible material directly or indirectly derived from such blood, fluid or tissue samples, such as: genes, gene fragments, gene sequences, proteins, protein fragments, protein sequences, probes, DNA, RNA, cDNA libraries, plasmids, vectors, expression systems, cells, cell lines, organisms, antibodies or other biological substances; and any constituents, progeny, mutants, variants, derivatives, replications, reagents or chemical compounds thereof or derived therefrom.

“Introgen Confidential Information” means all information (including, without limitation know-how, trade secrets, or business or research plans) of Introgen that is provided to Institution in connection with this Master Agreement, a Study Specific Agreement (as defined below), or a Study, or in connection with a planned Study which potentially could be the subject of a Study Specific Agreement, even without an executed Study Specific Agreement. Confidential Information, however, will not include any information that:

(i) is or becomes publicly available, except through breach of this Master Agreement or the relevant Study Specific Agreement; or

(ii) Institution can demonstrate that it possessed prior to (and without confidentiality obligation), or developed independently from, disclosure or development under this Master Agreement or the relevant Study Specific Agreement; or

(iii) Institution receives from a third party which is not legally prohibited from disclosing such information; or

(iv) is generally made available to third parties by the disclosing party without restriction on disclosure.

“Invention” means any discovery, development, invention (whether patentable or not), improvement, work of authorship, formula, process, composition of matter, formulation, method of use or delivery, specification, computer program or model and related documentation, know-how or trade secret, that is made by a party to this Agreement or its personnel (including, in the case of Institution, the Investigators and Study Staff) during the term of a Study, and that results from our arises out of performance of a Study.

“Investigator” means the individual(s) responsible for the conduct of a Study at Institution and for direct supervision of Study Staff.

“Materials” means Study drug(s), compounds, devices, equipment, or other materials provided by Introgen for the conduct of a Study, together with any progeny.

“Protocol” means the written document that describes a Study and sets forth specific activities to be performed as part of a Study and which will be attached to the Study Specific Agreement Form (as defined below).

“Study” means a preclinical study supported by Introgen or that utilizes Introgen Materials and which is conducted by Institution.

“Study Specific Agreement” means a written agreement between the parties that incorporates by reference the terms of this Master Agreement and also contains terms and conditions specifically applicable to the conduct of a specific Study (see
Attachment A).

“Study Staff” means the individuals providing services on behalf of Institution with respect to a Study at Institution, including without limitation subinvestigators, Study coordinators, and other Institution employees, agents, or subcontractors.

1. MASTER AGREEMENT AND STUDY SPECIFIC AGREEMENTS

(a) If Introgen and Institution agree that Institution will conduct a Study, the parties will enter into a Study Specific Agreement under this Master Agreement prior to conducting the Study at Institution. An executed Study Specific Agreement, along with this Master Agreement, will constitute the agreement of the parties with respect to that Study. Where affirmatively stated in

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this Master Agreement, the parties agree that certain terms of this Master Agreement will apply without an executed Study Specific Agreement. A Study Specific Agreement form, which may be modified by mutual agreement of the parties for specific Studies, is attached hereto as Attachment A.

(b) Each Study Specific Agreement will incorporate by reference the terms of this Master Agreement, but each Study Specific Agreement will be a unique agreement and will stand alone with respect to any other Study Specific Agreement. If any provisions of a Study Specific Agreement or a Protocol are in direct conflict with this Master Agreement so that the provisions of both cannot be given effect, the terms of the Master Agreement will govern and control. If the provisions of a Protocol are in direct conflict with a Study Specific Agreement, the terms of the Study Specific Agreement will govern and control.

(c) Institution will make this Master Agreement available to Investigators and Study Staff and require Investigators and Study Staff to comply with the provisions of this Master Agreement and the applicable Study Specific Agreement.

2. STUDY CONDUCT

(a) Institution agrees to conduct any Study in strict compliance with:

(i) the Study Protocol, as approved by Introgen, Investigator, Institution and its responsible Institutional Review Board (along with any subsequently approved (by all parties) written amendments to the Study Protocol);

(ii) all applicable local, state and federal laws, rules and regulations;

(iii) all applicable medical privacy laws or regulations; and

(iv) the terms of this Master Agreement and the applicable Study Specific Agreement.

(b) Institution and Investigator will use any Materials only to conduct the Study in accordance with the Protocol; will not chemically, physically or otherwise modify Materials, unless specifically required to do so by the Protocol; and will handle, store, and ship or dispose of Materials in compliance with all applicable local, state and federal laws, rules and regulations including, but not limited to, those governing hazardous substances. Institution and Investigator will not charge any Study subject or third-party payor for any Materials, or for Study procedures for which payment by Introgen has or will be made under the applicable Study Specific Agreement.

(c) In accordance with mutually agreed time periods, Institution will resolve all written data queries from Introgen and will deliver to Introgen any Study-related deliverables identified in writing by Introgen and agreed to by Investigator/Institution.

(d) Institution represents and certifies that no individual or entity will provide services on behalf of Institution in connection with a Study if that individual or entity has been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a(a)

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and (b) (or regulations promulgated thereunder); disqualified as a testing facility under the provisions of 21 C.F.R. Part 58, Subpart K; or disqualified as a clinical investigator under the provisions of 21 C.F.R. § 312.70. Institution will notify Introgen of any action with respect to debarment or disqualification against Institution or any individual or entity providing services on behalf of Institution in connection with a Study.

(e) Institution represents and certifies that it practices good animal care and use practices and is accredited by the American Association for Accreditation of Laboratory Animal Care (AAALAC). Any animals that receive any of the Materials in the course of investigations or products derived from such animals will not be used for food purposes at any time. The Materials will be used only for testing in vitro or in laboratory research animals, and not for human clinical testing.

(f) Subject to compliance with confidentiality obligations under Section 7, and Introgen’s patent and other intellectual-property rights, including Introgen’s rights in Inventions under Section 9, nothing in this Master Agreement will limit or prohibit Institution or any Study Staff, or any Investigator, from conducting any research or for performing research for or with any entity or person, including any other outside sponsors. Introgen acknowledges that this provision is intended to preserve the academic freedom and integrity of Institution and its faculty.

3. COMPENSATION

(a) In consideration for conducting a Study, Introgen will pay Institution in accordance with the terms of the applicable Study Specific Agreement as mutually agreed upon by the parties. Introgen will have no obligation to make payments for activities or costs in the absence of an executed Study Specific Agreement or for which Introgen has not specifically agreed to pay under the terms of the Study Specific Agreement.

(b) Introgen’s payment obligation is conditioned upon Institution’s compliance with standards identified in this Master Agreement and the applicable Study Specific Agreement.

(c) Taxes (and any penalties and interest thereon) imposed on any payment made by Introgen to Institution shall be the responsibility of Institution.

4. TERM; TERMINATION

(a) This Master Agreement will take effect on the Effective Date and will continue in effect unless and until all Study Specific Agreements executed within three (3) years of the Effective Date have expired or been terminated, unless this Master Agreement is earlier terminated as provided below. Each Study Specific Agreement will take effect as of an effective date designated in the Study Specific Agreement. Termination of this Master Agreement will include termination of all Study Specific Agreements that are entered into under this Master Agreement, but termination of any Study Specific Agreement will not affect any other Study Specific Agreement; each Study Specific Agreement will continue in full force and effect unless specifically terminated in accordance with the terms of this Master Agreement or the terms of that Study Specific Agreement.

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(b) Either party may terminate this Master Agreement, without cause, upon sixty (60) days written notice, subject to Section 5(a).

(c) Either party may terminate this Master Agreement upon written notice to the other party if the other party fails to remedy a material breach of this Master Agreement (provided the material breach applies generally to all Study Specific Agreements entered into under this Master Agreement) within thirty (30) days after written notice of the material breach.

(d) Either party may terminate this Master Agreement or any Study Specific Agreement immediately upon written notice if proceedings are instituted against the other party for reorganization or other relief under any bankruptcy law which proceedings are not dismissed within one hundred and twenty (120) days, or if any substantial part of the other party’s assets come under the jurisdiction of a receiver or trustee in an insolvency proceeding authorized by law.

(e) Introgen may terminate any Study Specific Agreement, in whole or in part, without cause, upon sixty (60) days prior written notice to Institution. Written notice by Introgen that a Study is terminated will also constitute effective notice of termination of the applicable Study Specific Agreement. Either party may terminate any Study Specific Agreement upon written notice to the other party if the other party fails to remedy a material breach of the Study Specific Agreement (including a material breach of this Master Agreement in relation to the Study Specific Agreement) within thirty (30) days after written notice of the material breach.

(f) Either party may terminate a Study Specific Agreement immediately for safety, regulatory or ethical reasons, or if the Investigator is no longer employed by Institution or is no longer able to perform the Study due to family, health, or medical reasons. Upon any such immediate termination event, the party which has terminated the Study Specific Agreement will provide prompt notice of the termination of the Study Specific Agreement to the other party, provided, however, that if the Investigator is no longer employed by Institution or is no longer able to perform the Study due to family, health, or medical reasons, then, before terminating the Study Specific Agreement, Institution will make a good faith effort to first find a substitute researcher who is ready, willing and able to assume the role of Investigator and complete the Study and who is acceptable to Introgen.

5. EFFECT OF TERMINATION

(a) If Institution terminates this Master Agreement by written notice to Introgen under Section 4(b), and if as of Institution’s notice-of-termination date there are any Study Specific Agreements in effect under which any Studies are on-going, then at Introgen’s option Institution shall be required to complete the performance of such Studies under the terms of this Master Agreement, with termination of this Master Agreement (and such Study Specific Agreements) taking effect only upon Institution’s completion of the Studies, subject to Sections 4(c) – 4(f).

(b) Upon written notice of termination of a Study Specific Agreement by either Institution or Introgen, Institution will, subject to Section 5(a) solely in the event of termination by Institution under Section 4(b), discontinue conduct of the Study; provided however, that upon Introgen’s request, the Institution and the Investigator shall continue to collect data prior to termination.

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(c) Upon written notice of termination of a Study Specific Agreement by either Institution or Introgen, Institution will, subject to Section 5(a) solely in the event of termination by Institution under Section 4(b), use reasonable efforts to revoke any financial obligations incurred and will avoid incurring any additional costs in connection with the Study. Institution will be compensated only for Study-related work actually performed and reimbursed only for expenses actually and reasonably incurred through the effective date of termination that Introgen has agreed to pay as part of a Study under the applicable Study Specific Agreement. If, upon the effective date of termination, Introgen has advanced funds which are unearned by Institution, Institution will repay such funds within sixty (60) days of the effective date of termination.

(d) Upon termination of a Study Specific Agreement, all unused Materials and all Introgen Confidential Information in Institution’s possession will be promptly delivered to Introgen at Introgen’s expense, or, at Introgen’s option, destroyed with the destruction certified in writing. Further, upon termination of a Study Specific Agreement, the Institution and the Investigator shall provide to Introgen all data collected in connection with the Study.

(e) Sections 5, 6, 7, 8, 9, 10, 11, 12, 14, 15, 19 and 21 shall survive the expiration or termination of this Agreement.

6. RESULTS; RECORDKEEPING; ACCESS

(a) Within thirty (30) days following the earlier of completion or termination of each Study, Investigator will provide to Introgen a written report summarizing the results of the research included within the scope of the Study, including but not limited to all data, conclusions, results, observations and a detailed description of all procedures (collectively, the “Results”). Subject to Institution’s rights set forth in Section 9 and Institution’s patent and other intellectual property rights, Introgen may use and disclose the Results in furtherance of its own research, development and commercialization activities, including without limitation in support of Introgen’s patent applications or in preparing regulatory filings, without additional compensation to Institution.

(b) Institution, Investigator and other personnel assisting in the Studies will make and retain complete and current written records to accurately reflect all research performed in each Study, which shall include laboratory notebooks that document such research created in the course of the Studies, all in accordance with 21 C.F.R. § 312.62 and applicable law or guidelines. Study record storage by Institution for up to five (5) years past the time required by applicable FDA regulations will, for the period following the termination or expiration of the relevant Study Specific Agreement, be subject to reasonable storage fees paid by Introgen. Notwithstanding the foregoing, Institution will not destroy such records without giving Introgen prior written notice and the opportunity to further store such records at Introgen.

(c) Authorized representatives of Introgen, upon reasonable advance written notice and during regular business hours, will have the right to inspect Institution’s facilities used in the conduct of a Study and to inspect and copy (if authorized and legal) all records directly relating

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to a Study (including, without limitation, access to records as necessary for Study monitoring or to audit the conduct of a Study in accordance with Introgen standards). Introgen’s access to Institution’s facilities, however, will be subject to Institution’s reasonable measures for purposes of confidentiality, safety, and security, and will be subject further to compliance with Institution’s premises rules that are generally applicable to all persons at Institution’s facilities.

(d) If any governmental or regulatory authority notifies Institution that it will inspect Institution’s records, facilities, equipment, or procedures, or otherwise take action related to a Study, then, to the extent permitted by law, Institution will promptly notify Introgen, allow Introgen to be present at the inspection/action or participate in any response to the inspection/action, and provide Introgen with copies of any reports issued by the authority and Institution’s proposed response.

(e) The parties agree that obligations under this Section may exist without an executed Study Specific Agreement. The obligations of this Section will survive termination of this Master Agreement and any applicable Study Specific Agreement.

7. CONFIDENTIALITY

(a) Introgen Confidential Information and all tangible expressions, in any media, of Introgen Confidential Information are the sole property of Introgen (excluding works of authorship notwithstanding Section 8). Introgen will endeavor to identify tangible Confidential Information provided to Institution as “Confidential” given the understanding that failure to do so does not constitute a designation of non-confidentiality when the confidential nature is apparent from context and subject matter. Institution agrees to treat Introgen’s Confidential Information as it would its own proprietary and confidential information. Institution will only accept information from Introgen which is required for conduct of a Study and which must be maintained for Institution’s records. The Principal Investigator reserves the right to refuse to accept any Confidential Information s/he does not consider to be essential to the performance of a Study.

(b) Institution agrees not to use Introgen Confidential Information for any purposes other than to conduct the Study. Institution agrees not to disclose Introgen Confidential Information to third parties except as necessary to conduct a Study and under an agreement by the third party to maintain the confidentiality of such information consistent with the confidentiality obligations of this Section. Institution will safeguard Introgen Confidential Information with the same standard of care that is used with Institution’s Confidential Information, but in no event less than reasonable care. The parties understand and agree that information communicated to Institution’s scientific and/or institutional review committees is confidential.

(c) The obligations of confidentiality and limited use under this Section will not prohibit Institution from disclosing Introgen Confidential Information to the extent such Introgen Confidential Information:

(i) is necessary in order to seek or enforce a patent on any Invention hereunder provided, however, that the Institution (a) to the extent reasonably possible, prior to disclosure, will allow Introgen to review Confidential Information to be disclosed and to challenge

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the need for such disclosure; (b) will disclose Confidential Information only to the extent necessary; and (c) in any enforcement action, will make reasonable efforts to limit public disclosure by seeking a protective order or other appropriate protection with respect to such disclosure;

(ii) is required to be communicated to Institution’s scientific and/or institutional review committees, provided, however, that the members of such committees are obligated to maintain the confidentiality of the information; or

(iii) is required to be disclosed by applicable law (including statute, rule, regulation, order, or other legal compulsion) or proper legal, governmental, or other competent authority; provided that to the extent reasonably possible Institution will notify Introgen in writing of the required disclosure sufficiently in advance of such disclosure so that Introgen may seek a protective order or other appropriate protection with respect to such disclosure, which Institution will fully comply with); or

(iv) is permitted to be included in an Institution Publication (as defined below) in accordance with Section 8 of this Master Agreement.

(d) Notwithstanding any other provision of this Agreement, if either party obtains any health or medical information of any Study subject, the party will hold in confidence the identity of the subject and the health/medical information and will comply with applicable laws and policies regarding the confidentiality of such information. The parties agree that obligations under this Section may exist without an executed Study Specific Agreement. The obligations of this Section will survive termination of this Master Agreement and any applicable Study Specific Agreement.

8. PUBLICATION

(a) Notwithstanding any other provision of this Agreement, Institution and Investigator, consistent with scientific standards and in a scientific forum, may publish, present or post to a public data registry the Study results from Institution’s Study data (an “Institution Publication”), provided that the Institution Publication does not also disclose any Introgen Confidential Information without Introgen’s prior written consent. Institution and Investigator will submit to Introgen for review and comment any proposed Institution Publication at least sixty (60) days prior to submitting the Institution Publication to any third party. If Introgen requests a delay in order to file patent applications relating to an Invention, Institution agrees to and Investigator will delay submitting the Institution Publication to any third party for, as required by Introgen, up to an additional sixty (60) days.

(b) The obligations of this Section will survive termination of this Master Agreement and any applicable Study Specific Agreement.

9. INTELLECTUAL PROPERTY

(a) As between the parties, Introgen shall own all right, title and interest in and to the Materials.

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(b) Subject to Section 9(a): (i) Institution shall own all right, title and interest in and to any Inventions conceived or first reduced to practice by its personnel (including Investigators and Study Staff) during the term of this Agreement, to the extent that such personnel would be an inventor thereof under U.S. patent law (“Institution Inventions”), (ii) Introgen shall own all right, title and interest in and to any Inventions conceived or first reduced to practice by its personnel during the term of this Agreement, to the extent that such personnel would be an inventor thereof under U.S. patent law (“Introgen Inventions”), and (iii) patent rights to Inventions that are made jointly by personnel of Introgen and Institution (“Joint Inventions”) shall be owned jointly. For purposes of this Section 9(b), whether an Invention is made “jointly” shall be determined under principles of inventorship in accordance with U.S. patent law, and “joint ownership” means that, subject to the rights of Introgen under Section 9(f), each party is free to exploit such patent rights and authorize others to do so, with no obligation to account to the other party, for profits or otherwise.

(c) Institution will notify Introgen, promptly, in writing, and on a confidential basis, of any Institution Invention or Joint Invention disclosed to its Office of Technology Commercialization. Similarly, Introgen will notify Institution, promptly, in writing and on a confidential basis of any Introgen Invention or Joint Invention that is disclosed to Introgen’s patent counsel.

(d) Institution represents and certifies that its Investigators and Study Staff are required to disclose inventions to Institution. Institution will cause Investigators and Study Staff to assign to the Board of Regents of System, all of their right, title and interest in each Institution Invention and Joint Invention.

(e) Without limiting Introgen’s rights under Sections 9(0 or 9(g), Institution hereby grants to Introgen a worldwide, non-exclusive, royalty-free, perpetual, irrevocable license to Institution Inventions for Introgen’s internal research purposes. Such license includes the right to have a third party practice any Institution Inventions on behalf of Introgen that advance Introgen’s internal research activities.

(f) Institution grants to Introgen an option to obtain, on commercially reasonable terms, either, at Introgen’s election (i) a worldwide, royalty-bearing, exclusive license to Institution Inventions and Joint Inventions, or (ii) a worldwide, royalty-bearing, nonexclusive license to Institution Inventions, Introgen shall have three (3) months from the written disclosure of any such Invention to review such disclosure, to reasonably request additional information from Institution with respect to the disclosure, and to notify Institution of its desire to enter into an exclusive license agreement (or at Introgen’s election, a nonexclusive license agreement) (the “Option Term”). Upon such notice from Introgen, the parties shall negotiate an exclusive (or at Introgen’s election, a non-exclusive) license to such Invention in good faith for a period not to exceed six (6) months from Introgen’s notification, or such period of time as to which the parties shall mutually agree; and (1) if Introgen elects to obtain an exclusive license, then (a) such exclusive license shall substantially be in the form of the exclusive license agreement attached and incorporated into this Agreement as Attachment B-1 unless the Invention includes the transfer of materials, in which case additional changes will be made as reasonably required, and (b) amounts payable by Introgen under the exclusive license shall be consistent with the terms set forth in Attachment C-1, and (2) if Introgen

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elects to obtain a non-exclusive license, then (y) such non-exclusive license shall substantially be in the form of the non-exclusive license agreement attached and incorporated into this Agreement as Attachment B-2 unless the Invention includes the transfer of materials, in which case additional changes will be made as reasonably required, and (z) amounts payable by Introgen under the non-exclusive license shall be consistent with the terms set forth in Attachment C-2.

(g) If the parties, after making good-faith efforts, are unable to agree upon the terms for the exclusive or non-exclusive license under Section 9(0, then either party may, by written notice to the other, submit the matter for settlement pursuant to this Section 9(g); provided that Institution shall have no right to initiate such dispute-resolution procedures where Introgen agrees to pay the maximum amounts set forth on Attachment C.

(i) First, either Introgen or Institution may, by written notice to the other, have such dispute referred to a senior executive of each party for attempted resolution by good faith negotiations for a period of fifteen (15) days after such notice is received. Unless otherwise mutually agreed, the negotiations between the designated officers shall be conducted by telephone as soon as possible, and at times within the period stated above. Subject to Section 9(g)(ii), if the parties are unable to resolve such dispute in accordance with the aforementioned procedure or within such fifteen (15)-day period, either party may pursue any and all other remedies available to such party.

(ii) Second, if the parties, after making good-faith attempted resolution under Section 9(g)(i), are unable to agree upon the terms for the exclusive or non-exclusive license, then either party may initiate resolution of the dispute through mediation of the dispute sending written notice of the dispute, and an intent to mediate the dispute under this Section 9(g)(ii) to the other party. In any such mediation, the mediator shall be an independent expert in worldwide pharmaceutical product development (including in the area of the dispute) mutually acceptable to the parties. Any such mediation shall be completed within thirty (30) days following a request by any party for such mediation.

(h) Upon Introgen’s written request, Institution will execute and will use reasonable efforts to cause Investigators and Study Staff to execute any instruments reasonably necessary to obtain patents or take other reasonable acts to protect Introgen’s interest in an Invention. Introgen will reasonably compensate Institution for the time devoted to such activities and will reimburse Institution for reasonable and necessary expenses incurred.

(i) The obligations of this Section will survive termination of this Master Agreement and any applicable Study Specific Agreement.

10. INDEMNIFICATION AND LIABILITY

(a) Introgen agrees to indemnify, defend and hold harmless Institution and System and their Board, Investigators, Study Staff, and other employees, officers, agents, and subcontractors (“Institution Indemnitees”) from and against any third-party claim, and any resultant loss, expense, cost (including reasonable attorneys fees), liability or damage, that arises out of the activities to be carried out by Institution pursuant to the obligations of this Agreement, including but not limited to the use by Introgen of the results obtained from the activities performed by Institution

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under this Agreement; (“Institution Claim”), provided that Introgen will not indemnify any Institution Indemnitee for any Institution Claim to the extent the Institution Claim arose out of:

(i) failure by Institution Indemnitees to conduct a Study in accordance with the Protocol, GCPs, Introgen’s written instructions or written warnings (including package inserts, where appropriate), or applicable laws or regulations;

(ii) the negligence or willful misconduct of Institution Indemnitees; or

(iii) a breach by Institution Indemnitees of this Master Agreement or the applicable Study Specific Agreement.

(b) To the extent authorized by the Constitution and laws of the State of Texas and subject to the statutory duties of the Texas Attorney General, Introgen’s obligations under this Section with respect to an Institution Claim are conditioned on:

(i) prompt written notification to Introgen of the Institution Claim so that Introgen’s ability to defend or settle the Institution Claim is not adversely affected, provided, however, that any delay in providing notice of a claim to Introgen will not relieve Introgen of its indemnification obligation hereunder unless the delay materially and adversely affects Introgen’s ability to defend against the claim; and

(ii) subject to the statutory duties of the Texas Attorney General, Introgen has sole control over the defense or settlement of the Institution Claim and subject to the statutory duties of the Texas Attorney General, Institution will fully cooperate with Introgen in the defense or settlement of the Institution Claim; provided, that, no Institution Indemnitee will be required to admit fault or responsibility in connection with any settlement or financially contribute to the Settlement.

(c) To the extent authorized by the Constitution and the laws of the State of Texas, Institution agrees to indemnify, defend and hold harmless Introgen and its employees, agents, and subcontractors (“Introgen Indemnitees”) from and against any loss, expense, cost (including reasonable attorneys fees), liability, damage, or claim by third parties for personal injury, including death, resulting from (1) failure by Institution Indemnitees to conduct a Study in accordance with the Protocol, GCPs, Introgen’s written instructions or written warnings (including package inserts, where appropriate), or applicable laws or regulations, (2) the negligent acts or omissions, or willful misconduct, of Institution Indemnities, including but not limited to, Investigators, or Study Staff, pertaining to the activities to be carried out pursuant to the obligations of this Master Agreement or the applicable Study Specific Agreement, or (3) a breach by Institution Indemnitees of this Master Agreement or the applicable Study Specific Agreement (“Introgen Claim”), provided that Institution will not indemnify any Introgen Indemnitee for any Introgen Claim to the extent the Introgen Claim arose out of:

(i) the negligence or willful misconduct of Introgen Indemnitees; or

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(ii) a breach by Introgen Indemnitees of this Master Agreement or the applicable Study Specific Agreement.

(d) Institution’s obligations under this Section with respect to an Introgen Claim are conditioned on:

(i) prompt written notification to Institution of the Introgen Claim so that Institution’s ability to defend or settle the Introgen Claim is not adversely affected, provided, however, that any delay in providing notice of a claim to Institution will not relieve Institution of its indemnification obligation hereunder unless the delay materially and adversely affects Institution’s ability to defend against the claim; and

(ii) Introgen Indemnitees’ agreement that, subject to the statutory duties of the Texas Attorney General, Institution has sole control over the defense or settlement of an Introgen Claim and, subject to the statutory duties of the Texas Attorney General, to fully cooperate with Institution in the defense or settlement of an Introgen Claim; provided, that, no Introgen Indemnitee will be required to admit fault or responsibility in connection with any settlement or financially contribute to a settlement.

(e) The Material is experimental in nature and it is provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, and INTROGEN SPECIFICALLY MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT, However, Introgen represents and warrants that as of the Effective Date of this Agreement it has no actual knowledge and has not received any written notice that the use of any Material hereunder infringes any patent or other proprietary right, and that during the term of this Agreement it will use commercially reasonable efforts to notify Institution of any such knowledge or notice that it receives after the Effective Date of this Agreement. In no event shall Introgen be liable for any use by Investigator or Institution of the Material for any loss, claim, damage or liability, of whatsoever kind or nature, which may arise from or in connection with this Agreement or the use, handling or storage of the Material.

(f) The obligations of this Section will survive termination of this Master Agreement and any applicable Study Specific Agreement.

11. INSURANCE

(a) Institution, as a component of System, is an agency of the State of Texas and is self-insured pursuant to The University of Texas System Professional Medical Malpractice Self-Insurance Plan, under the authority of Section 59.01, Texas Education Code. Institution has and will maintain in force during the term of this Agreement (and for a period of seven (7) years thereafter) adequate insurance or financial resources to cover its indemnification obligations hereunder.

(b) Introgen has and will maintain in force during the term of this Agreement, and during the period that Introgen uses the results of the Studies or Inventions, comprehensive general

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liability insurance in amounts not less than $2,000,000.00 per incident or equivalent self insurance. Such insurance will provide (1) product liability coverage and (2) broad form contractual liability coverage. Upon written request, Introgen will provide Institution with written evidence of its self-insurance program.

12. BIOLOGICAL SAMPLES

To the extent that any Biological Materials are transferred from Institution to Introgen pursuant to a Study, Introgen agrees that it will only use those Biological Materials to conduct Study activities and will not use the Biological Materials for any other purpose. Introgen will disclose to the Principal Investigator any raw data generated by Introgen from its research using such Biological Materials that directly and solely relates to the Biological Materials (“Biological Samples Raw Data”). Institution will treat such Biological Samples Raw Data as Introgen’s Confidential Information under this Master Agreement. Notwithstanding the foregoing, Institution may use the Biological Samples Raw Data in support of publications (with Introgen’s prior written consent, not to be unreasonably withheld or delayed) and for internal, non-commercial research and academic purposes. In the event that the Principal Investigator desires to conduct research outside of a specific Study in collaboration with Introgen with respect to such Biological Samples Raw Data, Introgen agrees to consider any such request. Any such research agreed upon by Introgen will be subject to the terms of a separate Study Specific Agreement. Additionally, upon prior written notice to Introgen, Institution may disclose such Biological Samples Raw Data to academic investigators for non-commercial research and academic purposes, provided, however, that prior to such disclosure, the Institution has published the results relating to the Biological Samples Raw Data and, to the extent that the Biological Samples Raw Data was not required to be made publicly available in conjunction with any such publication, has executed an agreement with the recipient that identifies such Biological Samples Raw Data as Introgen’s Confidential Information and binds the recipient to keep such Biological Samples Raw Data confidential.

13. INDEPENDENT CONTRACTOR

The relationship of the parties is that of independent contractors. Neither party is the partner, joint venturer, or agent of the other and neither party has authority to make any statement, representation, commitment, or action of any kind which purports to bind the other without the other’s prior written authorization.

14. USE OF PARTIES’ NAME

Except to the extent required by law or regulation, or academic or publishing policy, or solely for purposes of identifying and describing a party’s role in a Study in any publication of the results of a Study (subject to Section 8), neither party will make (or have made on its behalf) any oral or written release of any statement, information, advertisement or publicity in connection with this Master Agreement, any Study Specific Agreement, or a Study, which uses the other party’s name, symbols, or trademarks without the other party’s prior written approval which will not be unreasonably withheld. For clarity, it is understood and agreed that Introgen may disclose the performance of the Studies hereunder, by naming Institution and/or the Investigator, to its potential investors and collaborators on a need-to-know basis, or as otherwise permitted under this Agreement.

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15. NOTICES

All notices under this Master Agreement or a Study Specific Agreement will be sent by registered or certified mail, postage prepaid, or by overnight courier service. Notices pertaining to this Master Agreement or a Study Specific Agreement must be sent to the parties at the following addresses:

If to Institution:

The University of Texas M. D. Anderson Cancer Center

1515 Holcombe Blvd., Unit 537

Houston, Texas 77030

Attention: Chief Legal Officer

cc: Christopher C. Capelli, Vice President, Technology Based Ventures

If to Introgen:

Introgen Therapeutics, Inc.

2250 Holcombe Blvd., Unit 537

Austin, Texas 77030

Attention: David Enloe

or any other address that may be given from time to time under the terms of this Section 15.

16. ASSIGNMENT

Neither party may assign this Master Agreement without the other party’s prior written consent, which will not be unreasonably withheld, except that Introgen may assign its rights and obligations under this Master Agreement to any successor in interest to all or substantially all of the business to which this Master Agreement relates so long as such assignee expressly assumes this Master Agreement and is bound to perform the obligations of Introgen hereunder. To the extent permitted above, this Master Agreement and each Study Specific Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

17. SEVERABILITY

If any provision(s) of this Master Agreement or a Study Specific Agreement should be illegal or unenforceable in any respect, the legality and enforceability of the remaining provisions of this Master Agreement or the Study Specific Agreement will not be affected.

18. WAIVER; MODIFICATION OF AGREEMENT

No waiver, amendment, or modification of any of the terms of this Master Agreement or a Study Specific Agreement will be valid unless in writing and signed by authorized representatives of

14

both parties. Failure by either party to enforce any rights under this Master Agreement or a Study Specific Agreement will not be construed as a waiver of such rights nor will a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

19. GOVERNING LAW

This Master Agreement and any Study Specific Agreement will be governed by and interpreted in accordance with the laws of the State of Texas.

20. ENTIRE AGREEMENT

This Master Agreement, in conjunction with individual Study Specific Agreements entered into under this Master Agreement, represents the entire and integrated agreement between the parties and supersedes all prior negotiations, representations or agreements, either written or oral, regarding its subject matter. This Master Agreement and any Study Specific Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute the same instrument.

21. CONFORMANCE WITH AND SUBORDINATION OF LAW

(a) The parties acknowledge that Institution is an agency of the State of Texas and under the Constitution and laws of the State of Texas possesses certain rights and privileges and only such authority as is granted to it under the Constitution and laws of the State of Texas. Notwithstanding any provision hereof, nothing herein is intended to be, nor will it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision hereof, the provisions of this Master Agreement as they pertain to Institution are enforceable only to the extent authorized by the Constitution and laws of the State of Texas.

(b) Institution will not be required to perform any act or to refrain from any act that would violate any state or federal law. In this regard, this Master Agreement is subject to, and the parties agree to comply with, all applicable local, state, and federal laws, statutes, rules, and regulations, and all applicable judicial or administrative orders. Any provision or any law, statute, rule, regulation, or order that invalidates any provision of this Master Agreement, that is inconsistent with any provision of this Master Agreement, or that would cause one or both of the parties hereto to be in violation of law will be deemed to have superseded the terms of this Master Agreement. The parties, however, will use their reasonable efforts to accommodate the terms and intent of this Master Agreement to the greatest extent possible consistent with the requirements of the law and negotiate in good faith toward amendment of this Master Agreement in such respect.

IN WITNESS WHEREOF, the parties have caused this duly authorized representative to execute this Master Agreement.

15

INTROGEN THERAPEUTICS, INC.		THE UNIVERSITY OF TEXAS
M. D. ANDERSON CANCER CENTER

By:	/s/ David Enloe	By:	/s/ Wesley Harrott
	Name: David Enloe Jr.		Name: Wesley Harrott
	Title: Sr. VP, Operations		Title: Executive Director for Research Administration

	Date: 3/6/08		Date: 1/7/08

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Exhibit A

Protocol

17

Exhibit B

Payment Schedule

18

Attachment B-1

Form of Exclusive License Agreement

1

EXCLUSIVE PATENT AND TECHNOLOGY LICENSE AGREEMENT

This             (    ) page AGREEMENT (“AGREEMENT”) is made on this              day of                     , 200  , by and between THE BOARD OF REGENTS (“BOARD”) of THE UNIVERSITY OF TEXAS SYSTEM (“SYSTEM”), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“UTMDACC”), a component institution of SYSTEM, and Introgen Therapeutics, Inc., a Texas corporation having a principal place of business located at 301 Congress, Suite 1850, Austin, Texas 78701 (“LICENSEE”).

RECITALS

A. BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MAI [ER developed at UTMDACC.

B. BOARD, through UTMDACC, desires to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for. the benefit of LICENSEE, BOARD, SYSTEM, UTMDACC, the inventor(s), and the public as outlined in BOARD’s Intellectual Property Policy.

C. LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

I. EFFECTIVE DATE

1.1 This AGREEMENT is effective as of the date of final execution of this AGREEMENT (“EFFECTIVE DATE”).

II. DEFINITIONS

As used in this AGREEMENT, the following terms have the meanings indicated:

2.1 AFFILIATE means any business entity more than fifty percent (50%) owned by LICENSEE, any business entity which owns more than fifty percent (50%) of LICENSEE, or any business entity that is more than fifty percent (50%) owned by a business entity that owns more than fifty percent (50%) of LICENSEE.

2.2 LICENSED FIELD means all fields of use.

2.3 LICENSED PRODUCTS means any product or service sold by LICENSEE, its AFFILIATES or SUBLICENSEES comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

2.4 LICENSED SUBJECT MATTER means inventions and discoveries covered by PATENT RIGHTS or TECHNOLOGY RIGHTS within LICENSED FIELD.

2.5 LICENSED TERRITORY means worldwide.

2.6 MAJOR MARKET COUNTRIES means, collectively, all of the United States, Japan and at least four of the following countries in Europe: United Kingdom, France, Germany, Spain, Italy, Sweden and Switzerland.

2.7 NET SALES means the gross revenues received by LICENSEE, its AFFILIATES or SUBLICENSEES from a SALE less sales discounts actually granted, sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation actually prepaid or allowed, and amounts actually allowed or credited due to returns (not exceeding the original billing or invoice amount), all as recorded by LICENSEE, AFFILIATES or SUBLICENSEES in their official books and records in accordance with generally accepted accounting practices and consistent with their published financial statements and/or regulatory filings with the United States Securities and Exchange Commission.

2.8 PATENT RIGHTS means (a) all of BOARD’s rights in and to any patents and patent applications, whether domestic or foreign, that claim any invention, information or discovery described in any of the invention disclosures defined in Exhibit I attached hereto, including the patent application listed in Exhibit I, and all patents, whether domestic or foreign that issue thereon; and (b) all divisionals, continuations, continuations-in-part (to the extent the claims of such continuations-in-part are entitled to claim priority to the aforesaid patents and/or patent applications defined in clause (a)), reissues, reexaminations or extensions of the patents and patent applications defined in clause (a), and any letters patent, domestic or foreign that issue thereon. From time to time during the term of this AGREEMENT, upon request by either party, LICENSEE and BOARD shall promptly update Exhibit I to include all patent applications and patents that are within PATENT RIGHTS.

2.9 SALE or SOLD means the transfer or disposition of a LICENSED PRODUCT for value (or, with respect to LICENSED PRODUCTS that are services, the provision of such services for value on a fee-for-services basis) to a party other than LICENSEE, {or} an AFFILIATE{Add the bold sections if one or more inventors are MDs:. or a ROYALTY-FREE PRACTITIONER. As used herein, “ROYALTY-FREE PRACTITIONER” means UTMDACC and              (the “PHYSICIAN INVENTOR”), and any partner or associate who practices medicine with one or more of the PHYSICIAN INVENTOR, but with respect to such partner or associate, only for such time as they are engaged in a bona fide medical practice with one or more of the PHYSICIAN INVENTOR.]

2.10 SUBLICENSEE means any third party to whom LICENSEE has granted a sublicense under the LICENSED SUBJECT MATTER to make and sell LICENSED PRODUCTS, with respect to LICENSED PRODUCTS made and sold by such SUBLICENSEE. As used herein, “SUBLICENSEE” shall also mean a third party to whom LICENSEE has granted the exclusive right to distribute LICENSED PRODUCTS supplied by LICENSEE, provided that such third party is responsible for all marketing and promotion of the subject LICENSED PRODUCTS within its exclusive territory.

2.11 SUBLICENSE INCOME means all consideration received by LICENSEE from a SUBLICENSEE in consideration of a sublicense of the LICENSED SUBJECT MATTER, including but not limited to, up-front payments, marketing, distribution, franchise, option, license, or documentation fees, bonus and milestone payments and equity securities. SUBLICENSE INCOME shall specifically exclude: (i) payments received by LICENSEE from a sublicense as a result of the purchase or sale of debt or equity securities of LICENSEE by such sublicense, and (ii) payments for research and development of the LICENSED PRODUCTS; and (iii) any royalties that LICENSEE receives for the SUBLICENSEE’s sale of LICENSED PRODUCTS (which are captured under Section 4.1(d)).

2.12 TECHNOLOGY RIGHTS means BOARD’s rights in any technical information, know-how, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, software, designs, drawings or data created by the inventor(s) listed in Exhibit I, or those working in the lab or under the supervision or direction of one or more of the inventor(s) listed in Exhibit I, at UTMDACC before the EFFECTIVE DATE, whether or not claimed in PATENT RIGHTS but that are reasonably necessary for practicing an invention at any time claimed in the PATENT RIGHTS.

2.13 VALID CLAIM means either (a) a claim of an issued and unexpired patent included within the PATENT RIGHTS which has not been held unenforceable, unpatentable or invalid by the final decision of a court or other governmental agency of competent jurisdiction, in which such decision is unappealable or unappealed within the time allowable for appeal, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a pending claim in a patent application within the PATENT RIGHTS, provided that if such pending claim has not issued as a claim or an issued patent within the PATENT RIGHTS within five (5) years after the filing of the application in which such claim first appears, such pending claim shall not be a VALID CLAIM for purposes of this AGREEMENT, unless and until subsequent to such five (5) year period, such pending claim is issued as a claim of an issued and unexpired patent included within the PATENT RIGHTS as set forth in (a) above.

III. LICENSE

3.1 BOARD, through UTMDACC, hereby grants to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use, import, offer to sell and/or sell LICENSED PRODUCTS, to practice any method, process or procedure and to otherwise exploit the LICENSED SUBJECT MATTER, in each case within LICENSED TERRITORY for use within. LICENSED FIELD. This grant is subject to Sections 14.2 and 14.3 herein below, the payment by LICENSEE to UTMDACC of all consideration as provided herein, and is further subject to the following rights retained by BOARD and UTMDACC to:

(a) Publish the general scientific findings from research related to LICENSED SUBJECT MATTER, subject to the terms of Article XI—Confidential Information and Publication; and

(b) Use LICENSED SUBJECT MATTER for research, teaching, patient care, and other educationally-related purposes; and

(c) Transfer LICENSED SUBJECT MATTER to academic or research institutions for non-commercial research use.

3.2 LICENSEE may extend the license granted herein to any AFFILIATE provided that the AFFILIATE consents in writing to be bound by this AGREEMENT to the same extent as LICENSEE. LICENSEE agrees to deliver such contract to UTMDACC within thirty (30) calendar days following execution thereof.

3.3 LICENSEE may grant and authorize sublicenses under LICENSED SUBJECT MATTER consistent with the terms of this AGREEMENT. LICENSEE is responsible to use commercially reasonable efforts to cause its SUBLICENSEES to comply with the relevant obligations under this AGREEMENT, and for diligently collecting all amounts due LICENSEE from SUBLICENSEES. If a SUBLICENSEE pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use its reasonable efforts to collect all consideration owed to LICENSEE and to have the sublicense agreement confirmed or rejected by a court of proper jurisdiction.

3.4 LICENSEE must deliver to UTMDACC a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) calendar days after execution, modification, or termination.

3.5 If this AGREEMENT is terminated pursuant to Article XI-Term and Termination, all sublicenses granted hereunder that are in compliance with their terms shall survive the termination provided that each such SUBLICENSEE consents in writing to be bound directly to BOARD and UTMDACC to all of the terms and conditions of this AGREEMENT, subject to any field of use or jurisdictional limitations provided in the original sublicense; provided that in such case the SUBLICENSEE’s obligation to pay the costs of searching, preparing, filing, prosecuting and maintaining the LICENSED SUBJECT MATER would, notwithstanding Article XI, be limited to a percentage of such costs based on the number of licenses of such LICENSED SUBJECT MATTER. For example, if there were four licenses, the percentage [***]%.

IV. CONSIDERATION, PAYMENTS AND REPORTS

4.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay UTMDACC the following:

(a) All out-of-pocket expenses incurred as of the EFFECTIVE DATE by UTMDACC in filing, prosecuting, enforcing and maintaining PATENT RIGHTS, and all such future expenses incurred by UTMDACC, for so long as, and in such countries as this AGREEMENT remains in effect. UTMDACC will invoice LICENSEE after the AGREEMENT has been fully executed by all parties for expenses incurred as of that time and on a quarterly basis thereafter. The invoiced amounts will be due and payable by LICENSEE within thirty (30) calendar days of invoice; and

(b) A nonrefundable license documentation fee in the amount of $ . This fee will not reduce the amount of any other payment provided for in this ARTICLE IV, and is due and payable within thirty (30) calendar days after the AGREEMENT has been fully executed by all parties and LICENSEE has received an invoice for the amount from UTMDACC; and

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(c) Nonrefundable annual maintenance fees due and payable as follows until the first SALE:

•	First, second, third and fourth anniversary of the EFFECTIVE DATE: $ ;Fifth and all subsequent anniversaries of the EFFECTIVE DATE until first SALE: $ ; (collectively, the “Annual Maintenance Fee”).

The Annual Maintenance Fees will be due without invoice within thirty (30) days of each anniversary of the EFFECTIVE DATE until first SALE and will not reduce the amount of any other payment provided for in this ARTICLE IV; and

(d) A running royalty equal to             percent (    %) of NET SALES attributed to SALES of LICENSED PRODUCTS by LICENSEE, AFFILIATES and SUBLICENSEES, subject to the following:

•	It is understood that royalties, shall be due under this Section 4.1(d) above only on SALES of LICENSED PRODUCTS, the SALE of which would, but for the license granted herein, infringe a VALID CLAIM in the country for which such LICENSED PRODUCT is SOLD. However, if the SALE of a LICENSED PRODUCT would infringe a VALID CLAIM in the MAJOR MARKET COUNTRIES, LICENSEE shall pay royalties hereunder on all sales of such LICENSED PRODUCT in any country, regardless of whether the sale of such product in such country would infringe a VALID CLAIM.

•	In the event that more than one patent within the PATENT RIGHTS is applicable to any LICENSED PRODUCT subject to royalties under this Section 4.1(d), then only one royalty shall be paid to UTMDACC in respect of such quantity of the LICENSED PRODUCTS and in any event no more than one royalty will be payable hereunder with respect to any particular LICENSED PRODUCT unit;

•	No royalty shall be payable under this Section 4.1(d) with respect to the SALE of LICENSED PRODUCTS between or among LICENSEE, AFFILIATES and SUBLICENSEES, provided that such LICENSED PRODUCTS are to be resold to unrelated third parties, or with respect to any fees or other payments paid between or among LICENSEE and AFFILIATES; nor shall a royalty be payable under this Section 4.1(d) with respect to SALES of LICENSED PRODUCTS for use in clinical trials or as samples;

•	In the event that a LICENSED PRODUCT is sold in combination as a single product, or in a kit, with another product or component and no royalty would be due hereunder on the sale of such other product or component alone, then NET SALES from such combination sales for purposes of calculating the amounts due under this Section 4.1(d) shall be as reasonably allocated, as determined in good faith by LICENSEE and UTMDACC, between such LICENSED PRODUCT and such other product or components, based upon their relative importance and proprietary protection as commercially reasonable;

•	To the extent that the LICENSEE is required, by order or judgment of any court to obtain in any jurisdiction any license from a third party in order to practice the rights granted to the LICENSEE hereunder, or LICENSEE otherwise reasonably determines that such a license is necessary, then [***] of the royalties payable to such third party may be deducted from royalties otherwise payable to UTMDACC from the LICENSEE in that jurisdiction, provided that in no event shall the royalties payable to UTMDACC pursuant to this Section 4.1(d) in any quarterly period in such jurisdiction be reduced by [***] as a result of any such deduction; and

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•	Notwithstanding the foregoing, if SALES of a LICENSED PRODUCT subject to royalty obligations under this Section 4.1(d) are also subject to a royalty under one or more other agreements entered into by Introgen Therapeutics, Inc. and UTMDACC, LICENSEE may reduce the royalties payable hereunder with respect to SALES of such LICENSED PRODUCT in direct proportion to the number of such other agreements. For example, if in addition to royalty obligations under Section 4.1(d) of this Agreement, SALES of LICENSED PRODUCTS will be subject to royalties under one such additional agreement, LICENSEE may reduce the royalties payable hereunder by fifty percent (50%); if in addition to royalty obligations under Section 4.1(d) of this Agreement, SALES of LICENSED PRODUCTS will be subject to royalties under two such additional agreements, LICENSEE may reduce the royalties [***]; if in addition to royalty obligations under Section 4.1(d) of this Agreement, SALES of LICENSED PRODUCTS will be subject to royalties under three such additional agreements, [***]; etc. (such percentage reductions, the “PROPORTIONAL PERCENTAGE REDUCTIONS”). To the extent such other agreements do not provide for a corresponding PROPORTIONAL PERCENTAGE REDUCTION in the royalties payable thereunder to account for royalties payable under this AGREEMENT, they shall by this AGREEMENT be deemed amended to provide for such corresponding PROPORTIONAL PERCENTAGE REDUCTION in the royalties payable thereunder; and

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(e) After first SALE, minimum annual royalties of $            . This amount shall be due and payable within thirty (30) days of the first and all subsequent anniversaries of the EFFECTIVE DATE which follows the first SALE (“Minimum Annual Royalties”); provided, however, that in the event that there is less than a twelve month period between the first SALE and the first anniversary of the EFFECTIVE DATE which follows the first SALE, then LICENSEE shall pay the following: (1) the Annual Maintenance Fee due for that year multiplied buy the fraction, A/C, where A is the number of months between the anniversary of the EFFECTIVE DATE preceding the first SALE and the first SALE and C is twelve (12); and (2) the Minimum Annual Royalty multiplied by the fraction B/C, where B is the number of months between the first SALE and the first anniversary of the EFFECTIVE DATE which follows the first SALE, C is twelve and A + B = twelve (12). Additionally, running royalties accrued under Section 4.1(d) and paid to UTMDACC during the one year period preceding an anniversary of the EFFECTIVE DATE shall be credited against the Minimum Annual Royalties due on that anniversary date; and

(f) the following percentage of SUBLICENSE INCOME received by LICENSEE:

•	percent ( %) of SUBLICENSE INCOME received by the LICENSEE from the EFFECTIVE DATE until the first anniversary thereof; and

•	percent ( %) of SUBLICENSEE INCOME received by LICENSEE on and after the first anniversary of the EFFECTIVE DATE until the termination or expiration of this AGREEMENT. Additionally, the maximum payment to UTMDACC under Section 4.1(f) for each sublicense agreement is $ .

4.2 Unless otherwise provided, all such payments are payable within thirty (30) calendar days after March 31, June 30, September 30, and December 31 of each year during the term of this AGREEMENT, at which time LICENSEE will also deliver to UTMDACC a true and accurate report, giving such particulars of the business conducted by LICENSEE, its AFFILIATES and its SUBLICENSEES, if any exist, during the preceding three (3) calendar months under this AGREEMENT as necessary for UTMDACC to account for LICENSEE’s payments hereunder. This report will include pertinent data, including, but not limited to:

(a) the accounting methodologies used to account for and calculate the items included in the report and any differences in such accounting methodologies used by LICENSEE since the previous report; and

(b) a list of LICENSED PRODUCTS produced for the three (3) preceding calendar month’s; and

(c) the total quantities of LICENSED PRODUCTS produced; and

(d) the total SALES; and

(e) the calculation of NET SALES; and

(f) the royalties so computed and due UTMDACC) and/or minimum royalties; and

(g) all SUBLICENSING INCOME received from each SUBLICENSEE and payments due UTMDACC under Section 4.1(f); and

(h) all other amounts due UTMDACC herein.

Simultaneously with the delivery of each such report, LICENSEE agrees to pay UTMDACC the amount due, if any, for the period of such report. These reports are required even if no payments are due.

4.3 During the term of this AGREEMENT and for one (1) year thereafter, LICENSEE agrees to keep complete and accurate records of its, its AFFILIATES’ and its SUBLICENSEES’ SALES and NET SALES in sufficient detail to enable the royalties and, other payments due hereunder to be determined. LICENSEE agrees to permit UTMDACC or its representatives, at UTMDACC’s expense, to periodically examine LICENSEE’s books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. If any amounts due UTMDACC are determined to have been underpaid in an amount equal to or greater than [***] of the total amount due during the period so examined, then LICENSEE will pay the cost of the examination plus accrued interest at the highest allowable rate.

4.4 Within thirty (30) calendar days following each anniversary of the EFFECTIVE DATE, LICENSEE will deliver to UTMDACC a written progress report as to LICENSEE’s (and any SUBLICENSEE’s) efforts and accomplishments during the preceding year in diligently commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE’s (and SUBLICENSEE’s) commercialization plans for the upcoming year.

4.5 All amounts payable hereunder by LICENSEE will be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks are to be made payable to The University of Texas M. D. Anderson Cancer Center, and sent by United States mail to Box 297402, Houston, Texas 77297, Attention: Grants and Contracts or by wire transfer to:

JPMorgan Chase Bank, N.A.

910 Travis

Houston, Texas 77002

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SWIFT: CHASUS33 (for international wires only)

ABA ROUTING NO: 021000021

ACCOUNT NAME: Univ. of Texas M. D. Anderson Cancer Center

ACCOUNT NO.: 1586838979

REFERENCE: include title and EFFECTIVE DATE of AGREEMENT and type of payment (e.g., license documentation fee, milestone payment, royalty [including applicable patent/application identified by MDA reference number and patent number or application serial number], or maintenance fee, etc.).

4.6 No payments due or royalty rates owed under this AGREEMENT will be reduced as the result of co-ownership of LICENSED SUBJECT MATER by BOARD and LICENSEE.

V. SPONSORED RESEARCH

5.1 If LICENSEE desires to sponsor research for or related to the LICENSED SUBJECT MATER, and particularly where LICENSEE receives payments for sponsored research pursuant to a sublicense under this AGREEMENT, LICENSEE (a) will notify UTMDACC in writing of all opportunities to conduct this sponsored research (including clinical trials, if applicable), (b) will solicit research and/or clinical proposals from UTMDACC for this purpose, and (c) will give god faith consideration to funding the proposals at UTMDACC.

VI. PATENTS AND INVENTIONS

6.1 If after consultation with LICENSEE both parties agree that a new patent application should be filed for LICENSED SUBJECT MATER, UTMDACC will prepare and file appropriate patent applications, and LICENSEE will pay the cost of searching, preparing, filing, prosecuting and maintaining same. If LICENSEE notifies UTMDACC that it does not intend to pay the cost of an application, or if LICENSEE does not respond or make an effort to agree with UTMDACC on the disposition of rights of the subject invention, then UTMDACC may file such application at its own expense and LICENSEE’s rights to such application under this AGREEMENT shall terminate in their entirety; provided, however, that if LICENSEE files and maintains patents in the MAJOR

MARKET COUNTRIES, UTMDACC may not terminate LICENSEE’s rights to applications filed in other jurisdictions. UTMDACC will provide LICENSEE with a copy of the application for which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof. UTMDACC shall consult with LICENSEE in a timely manner concerning (i) scope and content of all patent applications within the PATENT RIGHTS prior to filing such patent applications, and (ii) content of and proposed responses to official actions of the United States Patent and Trademark Office and foreign patent offices during prosecution of any patent applications within the PATENT RIGHTS. For purposes of this Paragraph 6.1, “timely” shall mean sufficiently in advance of any decision by UTMDACC or any deadline imposed upon written response by UTMDACC so as to allow LICENSEE to meaningfully review such decision or written response and also provide comments to UTMDACC in advance of such decision or deadline to allow comments of LICENSEE respect to the PATENT RIGHTS to be considered and incorporated into UTMDACC’s decision or written response. The parties agree that they share a common legal interest to get valid enforceable patents and that LICENSEE will keep all privileged information received pursuant to this Section confidential.

6.2 With respect to the filing of any patent application within the PATENT RIGHTS, or the prosecution of any patent application within the PATENT RIGHTS, or the maintenance of any patent within the PATENT RIGHTS, if UTMDACC elects not to file for or continue prosecution of any such patent application or maintain any such patent, UTMDACC shall promptly notify LICENSEE in writing sufficiently in advance of any deadline to enable LICENSEE to file for or continue prosecution of such patent application and/or maintain such patent, and in such event LICENSEE (or its designee) may at its discretion pursue such filing, prosecution and/or maintenance of its own expense in UTMDACC’s name.

VII. INFRINGEMENT BY THIRD PARTIES

7.1 LICENSEE, at its expense, shall use commercially reasonable efforts to enforce any patent exclusively licensed hereunder against substantial and continuing infringement by third parties and is entitled to retain recovery from such enforcement. It is understood, however, that such obligation shall not be deemed to require LICENSEE to take such actions with respect to each such infringement, and LICENSEE may take into account reasonable strategic and other considerations in determining which infringers to take action against, as well as when and whether to do so. After reimbursement of LICENSEE’s reasonable legal costs and expenses related to such recovery, LICENSEE agrees to pay a percentage of the monetary recovery it receives to UTMDACC, such percentage to be equal to the percentage that would apply under Section 4.1 if such monetary recovery was considered SUBLICENSE INCOME under this AGREEMENT; provided that for any monetary recovery that is for sales of LICENSED PRODUCTS lost to the infringement, in no event shall LICENSEE be responsible to pay UTMDACC amounts in excess of the royalty detailed in Section 4.1(d) for such lost sales. LICENSEE must notify UTMDACC in writing of any material potential infringement within thirty (30) calendar days of knowledge thereof. If within twelve (12) months of a request by UTMDACC to file suit, LICENSEE does not file suit against a third party that UTMDACC and LICENSEE mutually agree is a substantial infringer and that enforcement would be in the best interest of the licensed products (such agreement not to be unreasonably withheld), or where there is a good-faith dispute on the matter, it is so determined pursuant to the dispute-resolution procedures of Section 15.6 below, then BOARD or UTMDACC may, at its sole discretion, enforce any patent licensed hereunder against the infringing activities of such infringer, with UTMDACC retaining [***] all recoveries from such enforcement after reimbursement of UTMDACC’s reasonable legal costs and expenses related to such recovery; provided LICENSEE shall always have the option to jointly participate in such enforcement action, including, at LICENSEE’s discretion, by jointly bringing the action with UTMDACC or joining as a party plaintiff. If LICENSEE joins such suit and shares in the legal costs and expenses of the enforcement, then any recovery from such enforcement shall be shared by the parties in direct proportion to the reasonable legal costs and expenses paid by each party related to the recovery; provided that in no event shall UTMDACC retain more than [***] of any recovery after reimbursement of the parties’ legal costs.

7.2 In any suit or dispute involving an infringer, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit reasonable access during regular business hours, to all relevant personnel, records, papers, information, samples, specimens, and the like in its possession, and where LICENSEE is the party bringing the suit, BOARD and UTMDACC will, subject to the statutory authority of the Attorney General of the State of Texas, join the suit as a party plaintiff and sign all documents necessary to do so.

VIII. PATENT MARKING

8.1 LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), documentation therefor, and, when possible, actual LICENSED PRODUCT(S) sold by LICENSEE, AFFILIATES, and/or SUBLICENSEES of LICENSEE will be permanently and legibly marked with the number of any applicable patent(s) licensed hereunder in accordance with each country’s patent laws, including Title 35, United States Code.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

IX. INDEMNIFICATION AND INSURANCE

9.1 LICENSEE agrees to hold harmless and indemnify BOARD, SYSTEM, UTMDACC, their Regents, officers, employees, students and agents from and against any claims, demands, or causes of action whatsoever, costs of suit and reasonable attorney’s fees, including without limitation, those costs arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the rights granted hereunder by LICENSEE, its officers, its AFFILIATES or their officers, employees, agents or representatives.

9.2 In no event shall BOARD, SYSTEM or UTMDACC be liable for any indirect, special, consequential or punitive damages (including, without limitation, damages for loss of profits or expected savings or other economic losses, or for injury to persons or property) arising out of, or in connection with, this AGREEMENT or its subject matter, regardless of whether BOARD, SYSTEM or UTMDACC knows or should know of the possibility of such damages.

9.3 Beginning at the time when any LICENSED SUBJECT MATTER is being distributed or sold (including for the purpose of obtaining regulatory approvals) by LICENSEE, an AFFILIATE, or by a SUBLICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate, and LICENSEE shall use reasonable efforts to have the BOARD, SYSTEM, UTMDACC, their Regents, officers, employees, students and agents named as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; (ii) broad form contractual liability coverage for LICENSEE’s indemnification under this AGREEMENT; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this AGREEMENT.

9.4 LICENSEE shall provide UTMDACC with written evidence of such insurance within thirty (30) calendar days of its procurement. Additionally, LICENSEE shall provide UTMDACC with written notice of at least fifteen (15) calendar days prior to the cancellation, non-renewal or material change in such insurance.

9.5 LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during: (i) the period that any LICENSED PRODUCTS developed pursuant to this AGREEMENT are being commercially distributed or sold by LICENSEE, an AFFILIATE or by a SUBLICENSEE of LICENSEE; and (ii) the five (5) year period immediately after such period.

X. USE OF BOARD AND UTMDACC’S NAME

10.1 LICENSEE will not use the name of (or the name of any employee of) UTMDACC, SYSTEM or BOARD in any advertising, promotional or sales literature, on its Web site, or for the purpose of raising capital without the advance express written consent of BOARD secured through:

The University of Texas

M. D. Anderson Cancer Center

Legal Services, Unit 0537

P.O. Box 301439

Houston, TX 77230-1439

ATTENTION: Natalie Wright

Email: nwright@mdanderson.org

Notwithstanding the above, LICENSEE may use the name of (or name of employee of) UTMDACC, SYSTEM or BOARD in routine business correspondence, or as needed in appropriate regulatory submissions without express written consent, including when indicating, as a factual matter, that

UTMDACC, SYSTEM or BOARD is a licensor of LICENSEE under this AGREEMENT in connection with either or both of the following:

(a) communications associated with LICENSEE’S financing activities; and

(b) communications (other than promotions and advertisements) directed to describing or responding to inquiries concerning the business, technology, products, services and associated activities of LICENSEE.

XI. CONFIDENTIAL INFORMATION AND PUBLICATION

11.1 UTMDACC and LICENSEE each agree that all information contained in documents marked “confidential” and forwarded to one by the other (i) are to be received in strict confidence, (ii) are to be used only for the purposes of this AGREEMENT, and (iii) will not be disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the disclosing party, except to the extent that such information:

(a) was in the public domain at the time of disclosure; or

(b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns; or

(c) was lawfully disclosed to the recipient party by a third party having the right to disclose it; or

(d) was already known by the recipient party at the time of disclosure, as demonstrated by competent written proof (such as contemporaneous records); or

(e) was independently developed by the recipient party without use of the disclosing party’s confidential information, as demonstrated by competent written proof (such as contemporaneous records); or

(f) is required by law or regulation to be disclosed.

Notwithstanding the foregoing, LICENSEE may disclose any LICENSED SUBJECT MATTER comprising the confidential information of UTMDACC to third parties pursuant to a commercially reasonable confidentiality agreement, or otherwise in connection with the exercise of its license rights under this AGREEMENT.

11.2 Each party’s obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the disclosing party’s confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. This obligation will exist while this AGREEMENT is in force and for a period of three (3) years thereafter.

11.3 UTMDACC reserves the right to publish the general scientific findings from research related to LICENSED SUBJECT MATTER, with due regard to the protection of LICENSEE’s confidential information. UTMDACC will submit the manuscript of any proposed publication to LICENSEE at least thirty (30) calendar days before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE’s confidential information. Upon LICENSEE’s request, publication may be delayed up to sixty (60) additional calendar days to enable LICENSEE to secure adequate intellectual property protection of LICENSEE’s confidential information that would otherwise be affected by the publication.

XII. ASSIGNMENT

12.1 Except in connection with the sale of all or substantially all of LICENSEE’s business or assets relating to this AGREEMENT to a third party, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of UTMDACC, which will not be unreasonably withheld.

XIII. TERM AND TERMINATION

13.1 Subject to Sections 13.3 and 13.4 hereinbelow, the term of this AGREEMENT is from the EFFECTIVE DATE to the full end of the term or terms for which PATENT RIGHTS have not expired, been revoked or invalidated, provided that LICENSEE’s license with respect to the TECHNOLOGY RIGHTS shall survive the expiration of this AGREEMENT and be considered fully-paid up.

13.2 Any time after three (3) years from the EFFECTIVE DATE, BOARD or UTMDACC have the right to terminate the exclusivity of this license in any national political jurisdiction within the LICENSED TERRITORY if LICENSEE, within ninety (90) calendar days after receiving written notice from UTMDACC of the intended termination, fails to provide reasonable written evidence that LICENSEE or its SUBLICENSEE(s) has commercialized or is actively and effectively attempting to commercialize a licensed invention in such jurisdiction(s), provided that if LICENSEE or its SUBLICENSEE(s) has commercialized or is actively and effectively attempting to commercialize a licensed invention within any of the United States, Japan or any MAJOR MARKET COUNTRY in Europe, LICENSEE shall be considered to have satisfied its obligations under this Section 13.2 worldwide. The following definitions apply to Section 13.2: (a) “commercialized” means having SALES in such jurisdiction; and(b) “actively and effectively attempting to commercialize” means having an ongoing and active research, development, manufacturing, marketing or sales program as appropriate, directed toward developing, obtaining regulatory approval, and/or production and/or SALES in any jurisdiction.

13.3 Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

(a) automatically, if LICENSEE becomes bankrupt and/or if the business of LICENSEE shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise; or

(b) upon thirty (30) calendar days written notice from UTMDACC, if LICENSEE breaches or defaults on the payment or report obligations of ARTICLE IV, or use calendar day notice period, LICENSEE has cured the default or breach, and so notifies UTMDACC, stating the manner of the cure; or

(c) upon ninety (90) calendar days written notice from UTMDACC if LICENSEE breaches or defaults on any other material obligation under this AGREEMENT, unless, before the end of the such ninety (90) calendar-day notice period, LICENSEE has cured the default or breach and so notifies UTMDACC, stating the manner of the cure; or

(d) at any time by mutual written agreement between LICENSEE and UTMDACC upon one hundred eighty (180) calendar days written notice to all parties and subject to any terms herein which survive termination; or

(e) upon thirty (30) calendar days written notice from LICENSEE to UTMDACC of LICENSEE’S intent to terminate, which notice LICENSEE may provide (i) for any reason or no reason, and (ii) with respect to the AGREEMENT in its entirety or with respect to any family of patents or patent applications within the PATENT RIGHTS that correspond to an individual MDA case number.

Notwithstanding the foregoing, if before the end of the applicable cure period of Section 13.3(b) or (c) above, LICENSEE disputes the breach or default claimed by UTMDACC, UTMDACC shall not have the right to terminate this AGREEMENT unless and until the parties have completed the dispute resolution procedure outlines in Section 15.6, LICENSEE is found to have materially breached this AGREEMENT, and LICENSEE fails to cure such breach within the applicable cure period following such determination; provided that the foregoing shall not suspend any obligation of LICENSEE to pay to UTMDACC any undisputed amount owed by LICENSEE to UTMDACC under this AGREEMENT, during the pendency of any determination of breach. Additionally, UTMDACC can terminate according to Section 13.3(b) above if it is for nonpayment of patent expenses pursuant to Section 4.1(a), nonpayment of the license documentation fee in Section 4.1(b), nonpayment of the Annual Maintenance Fees in Section 4.1(c) or nonpayment of the Minimum Annual Royalties in Section 4.1(e).

13.4 Upon termination of this AGREEMENT:

(a) nothing herein will be construed to release either party of any obligation maturing prior to the effective date of the termination; and

(b) the parties covenant and agree to be bound by the provisions of Articles IX (Indemnification and Insurance), X (Use of Board and UTMDACC’s Name) and XI (Confidential Information and Publication) of this AGREEMENT, and any other provisions that by their nature or as otherwise provided herein, are intended to survive this AGREEMENT; and

(c) LICENSEE may, for a period of one year after the effective date of the termination, sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if LICENSEE pays the earned royalty thereon and any other amounts due pursuant to Article IV of this AGREEMENT; and

(d) Subject to Sections, 3.5, 13.1 and 13.4(c), the license granted to LICENSEE under Section 3.1 shall terminate and LICENSEE agrees to cease and desist any use and all SALE of the LICENSED SUBJECT MATTER and LICENSED PRODUCTS upon termination of this AGREEMENT.

XIV. WARRANTY: SUPERIOR-RIGHTS

14.1 Except for the rights, if any, of the Government of the United States of America as set forth below, BOARD represents and warrants its belief that (a) it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (b) it has the sole right to grant licenses thereunder, and (c) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

14.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America (“Government”) and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government’s rights under any such agreement and any applicable law or regulation. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail. To the extent required by applicable law or regulation, LICENSEE agrees that LICENSED PRODUCTS used or SOLD in the United States will be manufactured substantially in the United States, unless a written waiver is obtained in advance from the GOVERNMENT. LICENSEE will promptly advise UTMDACC if such a written waiver is requested and/or obtained.

14.3 LICENSEE understands and agrees that BOARD and UTMDACC, by this AGREEMENT, make no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD and UTMDACC, by this AGREEMENT, also make no representation as to whether any patent covered by PATENT RIGHTS is valid or as to whether there are any patents now held, or which will be held, by others or by BOARD or

UTMDACC in the LICENSED FIELD, nor do BOARD and UTMDACC make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

14.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in any way by BOARD, SYSTEM, UTMDACC or employees thereof to enter into this AGREEMENT and LICENSEE is entering into this AGREEMENT voluntarily.

XV. GENERAL

15.1 This AGREEMENT constitutes the entire and only agreement between the, parties for LICENSED SUBJECT MATTER and all other prior .negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof will be made except by a written document signed by both parties.

15.2 Any notice required by this AGREEMENT must be given by prepaid, first class, certified mail, return receipt requested, and addressed in the case of UTMDACC to:

The University of Texas M. D. Anderson Cancer Center

Office of Technology Commercialization

7515 S. Main, Suite 490, Unit 0510

Houston, Texas 77030

ATTENTION: Christopher C. Capelli, M.D.

or in the case of LICENSEE to:

Introgen Therapeutics, Inc.

301 Congress, Suite 1850

Austin, Texas 78701

ATTENTION: David Nance

or other addresses as may be given from time to time under the terms of this notice provision.

15.3 LICENSEE must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

15.4 LICENSEE acknowledges that the LICENSED SUBJECT MATTER is subject to U. S. export control jurisdiction. LICENSEE agrees to comply with all applicable international and national laws that apply to the LICENSED SUBJECT MATTER, including U.S. Export Administration Regulations, as well as end-user, end-use, and destination restrictions applied by the United States.

15.5 This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, -the United States District Court for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this AGREEMENT, and LICENSEE consents to the jurisdiction of such courts; however, nothing in this AGREEMENT shall be deemed as a waiver by BOARD, SYSTEM or UTMDACC of its sovereign immunity.

15.6 Certain disputes arising out of or relating to this AGREEMENT, its construction or its actual or alleged breach may be decided by mediation. If the mediation does not result in a resolution of such dispute or controversy, it will be finally decided by binding arbitration, conducted in the city of Houston, Harris County, Texas, in accordance with the applicable, then-current procedures of the American Arbitration Association. The arbitration panel will include members knowledgeable in the evaluation of the LICENSED SUBJECT MATTER. Judgment upon the award rendered may be entered in the highest court or forum having jurisdiction, state or federal. The provisions of this Section 15.6 will not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration. Notwithstanding the foregoing, the decision of the arbitration must be sanctioned by a court of law having jurisdiction to be binding upon and enforceable by the parties.

15.7 Failure of BOARD or UTMDACC to enforce a right under this AGREEMENT will not act as a waiver of right or the ability to later assert that right relative to the particular situation involved.

15.8 Headings included herein are for convenience only and will not be used to construe this AGREEMENT.

15.9 If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless will remain enforceable.

15.10 In the event that LICENSEE brings an action before any court, agency or tribunal seeking to invalidate or otherwise challenge the enforceability of or BOARD’s ownership of any patent included in the PATENT RIGHTS, then UTMDACC may immediately terminate this AGREEMENT upon written notice to LICENSEE. Additionally, LICENSEE will provide written notice to UTMDACC at least three (3) months prior to seeking to invalidate or challenge any patent under the PATENT RIGHTS. LICENSEE will include with such written notice an identification of all prior art it believes invalidates any claim of a patent under the PATENT RIGHTS and will promptly update such disclosure as LICENSEE becomes aware of additional prior art. Any dispute regarding the validity, enforceability or ownership of any patent included in the PATENT RIGHTS shall be litigated in the courts located in Houston, Texas, and LICENSEE agrees not to challenge personal jurisdiction in that forum. To the extent that LICENSEE unsuccessfully challenges the validity or enforceability of any patent included in the PATENT RIGHTS, LICENSEE agrees to reimburse UTMDACC and BOARD for all costs and fees (including attorney’s fees) paid by UTMDACC and BOARD in defending against such challenge. LICENSEE understands and agrees that, in the event LICENSEE successfully challenges the validity or enforceability of any patent included in the PATENT RIGHTS, all payments or other consideration made or otherwise provided by LICENSEE to UTMDACC prior to a final, non-appealable adjudication of invalidity and/or unenforceability shall be non-refundable. The obligations of this Section shall survive the expiration or termination of this AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM		INTROGEN THERAPEUTICS, INC.

By		By
	John Mendelsohn, M.D.	Name:
	President	Title:
The University of Texas
M. D. Anderson Cancer Center

Date:		Date:

THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By
Leon Leach
Executive Vice President
The University of Texas
M. D. Anderson Cancer Center

Date:

Approved as to Content:

By
Christopher C. Capelli
Vice President, Technology Transfer
M. D. Anderson Cancer Center

Date:

EXHIBIT I

Attachment B-2

Form of Non-Exclusive License Agreement

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NON-EXCLUSIVE PATENT AND TECHNOLOGY LICENSE AGREEMENT

This              (            ) page AGREEMENT (“AGREEMENT”) is made on this      day of                     , 200  , by and between THE BOARD OF REGENTS (“BOARD”) of THE UNIVERSITY OF TEXAS SYSTEM (“SYSTEM”), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (“UTMDACC”), a component institution of SYSTEM, and Introgen Therapeutics, Inc., a Texas corporation having a principal place of business located at 301 Congress, Suite 1850, Austin, Texas 78701 (“LICENSEE”).

RECITALS

A. BOARD owns certain PATENT RIGHTS ‘and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER developed at UTMDACC.

B. BOARD, through UTMDACC, desires to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE, BOARD, SYSTEM, UTMDACC, the inventor(s), and the public as outlined in BOARD’s Intellectual Property Policy.

C. LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

I. EFFECTIVE DATE

1.1 This AGREEMENT is effective as of the date of final execution of this AGREEMENT (“EFFECTIVE DATE”).

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II. DEFINITIONS

As used in this AGREEMENT, the following terms have the meanings indicated:

2.1 AFFILIATE means any business entity more than fifty percent (50%) owned by LICENSEE, any business entity which owns more than fifty percent (50%) of LICENSEE, or any business entity that is more than fifty percent (50%) owned by a business entity that owns more than fifty percent (50%) of LICENSEE.

2.2 LICENSED FIELD means all fields of use.

2.3 LICENSED PRODUCTS means any product or service sold by LICENSEE, its AFFILIATES or SUBLICENSEES comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

2.4 LICENSED SUBJECT MATTER means inventions and discoveries covered by PATENT RIGHTS or TECHNOLOGY RIGHTS within LICENSED FIELD.

2.5 LICENSED TERRITORY means worldwide.

2.6 MAJOR MARKET COUNTRIES means, collectively, all of the United States, Japan and at least four of the following countries in Europe: United Kingdom, France, Germany, Spain, Italy, Sweden and Switzerland.

2.7 NET SALES means the gross revenues received by LICENSEE, its AFFILIATES or SUBLICENSEES from a SALE less sales discounts actually granted, sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation actually prepaid or allowed, and amounts actually allowed or credited due to returns (not exceeding the original billing or invoice amount), all as recorded by LICENSEE, AFFILIATES or SUBLICENSEES in their official books and records in accordance with generally accepted accounting practices and consistent with their published financial statements and/or regulatory filings with the United States Securities and Exchange Commission.

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2.8 PATENT RIGHTS means (a) all of BOARD’s rights in and to any patents and patent applications, whether domestic or foreign, that claim any invention, information or discovery described in any of the invention disclosures defined in Exhibit I attached hereto, including the patent application listed in Exhibit I, and all patents, whether domestic or foreign that issue thereon; and (b) all divisionals, continuations, continuations-in-part (to the extent the claims of such continuations-in-part are entitled to claim priority to the aforesaid patents and/or patent applications defined in clause (a)), reissues, reexaminations or extensions- of the patents and patent applications defined in clause (a), and any letters patent, domestic or foreign that issue thereon. From time to time during the term of this AGREEMENT, upon request by either party, LICENSEE and BOARD shall promptly update Exhibit I to include all patent applications and patents that are within PATENT RIGHTS.

2.9 SALE or SOLD means the transfer or disposition of a LICENSED PRODUCT for value (or, with respect to LICENSED PRODUCTS that are services, the provision of such services for value on a fee-for-services basis) to a party other than LICENSEE, {or} an AFFILIATE {Add the bold sections if one or more inventors are MDs:. or a ROYALTY-FREE PRACTITIONER. As used herein, “ROYALTY-FREE PRACTITIONER” means UTMDACC and (the “PHYSICIAN INVENTOR”), and any partner or associate who practices medicine with one or more of the PHYSICIAN INVENTOR, but with respect to such partner or associate, only for such time as they are engaged in a bona fide medical practice with one or more of the PHYSICIAN INVENTOR.]

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2.10 SUBLICENSEE means any third party to whom LICENSEE has granted a sublicense under the LICENSED SUBJECT MATTER to make and sell LICENSED PRODUCTS, with respect to LICENSED PRODUCTS made and sold by such SUBLICENSEE. As used herein, “SUBLICENSEE” shall also mean a third party to whom LICENSEE has granted the exclusive right to distribute LICENSED PRODUCTS supplied by LICENSEE, provided that such third party is responsible for all marketing and promotion of the subject LICENSED PRODUCTS within its exclusive territory.

2.11 SUBLICENSE INCOME means all consideration received by LICENSEE from a SUBLICENSEE in consideration of a sublicense of the LICENSED SUBJECT MATTER, including but not limited to, up-front payments, marketing, distribution, franchise, option, license, or documentation fees, bonus and milestone payments and equity securities. SUBLICENSE INCOME shall specifically exclude: (i) payments received by LICENSEE from a sublicense as a result of the purchase or sale of debt or equity securities of LICENSEE by such sublicense, and (ii) payments for research and development of the LICENSED PRODUCTS; and (iii) any royalties that LICENSEE receives for the SUBLICENSEE’s sale of LICENSED PRODUCTS (which are captured under Section 4.1(c)).

2.12 TECHNOLOGY RIGHTS means BOARD’s rights in any technical information, know-how, processes, procedures, compositions, devices, methods, formulae, protocols, techniques, software, designs, drawings or , data created by the inventor(s) listed in Exhibit I, or those working in the lab or under the supervision or direction of one or more of the inventor(s) listed in Exhibit I, at UTMDACC before the EFFECTIVE DATE, whether or not claimed in PATENT RIGHTS but that are reasonably necessary for practicing an invention at any time claimed in the PATENT RIGHTS.

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2.13 VALID CLAIM means either (a) a claim of an issued and unexpired patent included within the PATENT RIGHTS which has not been held unenforceable, unpatentable or invalid by the final decision of a court or other governmental agency of competent jurisdiction, in which such decision is unappealable or unappealed within the time allowable for appeal, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a pending claim in a patent application within the PATENT RIGHTS, provided that if such pending claim has not issued as a claim or an issued patent within the PATENT RIGHTS within five (5) years after the filing of the application in which such claim first appears, such pending claim shall not be a VALID CLAIM for purposes of this AGREEMENT, unless and until subsequent to such five (5) year period, such pending claim is issued as a claim of an issued and unexpired patent included within the PATENT RIGHTS as set forth in (a) above.

III. LICENSE

3.1 BOARD, through UTMDACC, hereby grants to LICENSEE a royalty-bearing, non-exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use, import, offer to sell and/or sell LICENSED PRODUCTS, to practice any method, process or procedure and to otherwise exploit the LICENSED SUBJECT MATTER, in each case within LICENSED TERRITORY for use within LICENSED FIELD. This grant is subject to Sections 13.2 and 13.3 herein below and the payment by LICENSEE to UTMDACC of all consideration as provided herein.

3.2 LICENSEE may extend the license granted herein to any AFFILIATE provided that the AFFILIATE consents in writing to be bound by this AGREEMENT to the same extent as LICENSEE. LICENSEE agrees to deliver such contract to UTMDACC within thirty (30) calendar days following execution thereof.

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3.3 LICENSEE may grant and authorize sublicenses under LICENSED SUBJECT MATER consistent with the terms of this AGREEMENT. LICENSEE is responsible to use commercially reasonable efforts to cause its SUBLICENSEES to comply with the relevant obligations under this AGREEMENT, and for diligently collecting all amounts due LICENSEE from SUBLICENSEES. If a SUBLICENSEE pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use its reasonable efforts to collect all consideration owed to LICENSEE and to have the sublicense agreement confirmed or rejected by a court of proper jurisdiction.

3.4 LICENSEE must deliver to UTMDACC a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) calendar days after execution, modification, or termination.

3.5 If this AGREEMENT is terminated pursuant to Article XI-Term and Termination, all sublicenses granted hereunder that are in compliance with their terms shall survive the termination provided that each such SUBLICENSEE consents in writing to be bound directly to BOARD and UTMDACC to all of the terms and conditions of this AGREEMENT, subject to any field of use or jurisdictional limitations provided in the original sublicense.

IV. CONSIDERATION, PAYMENTS AND REPORTS

4.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay UTMDACC the following:

(a) All out-of-pocket expenses incurred as of the EFFECTIVE DATE by UTMDACC in filing, prosecuting, enforcing and maintaining PATENT RIGHTS, and all such future expenses incurred by UTMDACC, for so long as, and in such countries as this AGREEMENT remains in effect, unless BOARD sublicenses the LICENSED SUBJECT MATTER to one or more

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third parties, in which case the expenses under this Section 4.1(a) incurred after the effective date of such third party licenses shall be pro-rated between all licensees. UTMDACC will invoice LICENSEE after the AGREEMENT has been fully executed by all parties for expenses incurred as of that time and on a quarterly basis thereafter. The invoiced amounts will be due and payable by LICENSEE within thirty (30) calendar days of invoice; and

(b) The one-time amounts set forth in the following table within thirty (30) days after the first achievement of the corresponding milestone event (each, a “Development Milestone”) for the first LICENSED PRODUCT to meet such Development Milestone:

Development Milestone	Payment
The earlier of either:	$

(A) First dosing of the first patient in a PHASE II CLINICAL TRIAL for a LICENSED PRODUCT in a MAJOR MARKET COUNTRY; provided that if a combined PHASE I/II CLINICAL TRIAL is conducted in lieu of separate PHASE I and PHASE II CLINICAL TRIALS, one year after the first dosing of the first patient in the PHASE I/II CLINICAL TRIAL, or
(B) First appointment by LICENSEE of a SUBLICENSEE under the LICENSED SUBJECT MATTER to make and sell LICENSED PRODUCTS for a MAJOR MARKET COUNTRY, or for the exclusive right to ‘ distribute in a MAJOR MARKET COUNTRY LICENSED PRODUCTS supplied by LICENSEE (provided the SUBLICENSEE is responsible for all marketing and promotion of the subject LICENSED PRODUCTS within such MAJOR MARKET COUNTRY).

First MARKETING APPROVAL for a LICENSED PRODUCT in a MAJOR MARKET COUNTRY.	$

For purposes of this Section 4.1(b):

•	“MARKETING APPROVAL” means approval by the United States Food and Drug Administration, or the counterpart health regulatory in any other country, to market a product for general commercial sale.

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•	“PHASE I CLINICAL TRIAL” means a human clinical trial, the principal purpose of which is preliminary determination of safety in healthy individuals or patients as required in 21 C.F.R. § 312, or comparable clinical trial in a country other than the United States.

•	“PHASE II CLINICAL TRIAL” means a human clinical trial, for which a primary endpoint is a preliminary determination of efficacy and/or dose ranges in patients with the disease target being studied as required in 21 C.F.R. §312, or similar clinical study in a country other than the United States.

•	“PHASE I/II CLINICAL TRIAL” means a human clinical trial, the principal purpose of which is to , or comparable clinical trial in a country other than the United States.

(c) A running royalty equal to             percent (    %) of NET SALES attributed to SALES of LICENSED PRODUCTS by LICENSEE, AFFILIATES and SUBLICENSEES, subject to the following:

•	It is understood that royalties shall be due under this Section 4.1(c) above only on SALES of LICENSED PRODUCTS, the SALE of which would, but for the license granted herein, infringe a VALID CLAIM in the country for which such LICENSED PRODUCT is SOLD. However, if the SALE of a LICENSED PRODUCT would infringe a VALID CLAIM in the MAJOR MARKET COUNTRIES, LICENSEE shall pay royalties hereunder on all sales of such LICENSED PRODUCT in any country, regardless of whether the sale of such product in such country would infringe a VALID CLAIM.

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•	In the event that more than one patent within the PATENT RIGHTS is applicable to any LICENSED PRODUCT subject to royalties under this Section 4.1(c), then only one royalty shall be paid to UTMDACC in respect of such quantity of the LICENSED PRODUCTS and in any event no more than one royalty will be payable hereunder with respect to any particular LICENSED PRODUCT unit;

•	No royalty shall be payable under this Section 4.1(c) with respect to the SALE of LICENSED PRODUCTS between or among LICENSEE, AFFILIATES and SUBLICENSEES, provided that such LICENSED PRODUCTS are to be resold to unrelated third parties, or with respect to any fees or other payments paid between or among LICENSEE and AFFILIATES; nor shall a royalty be payable under this Section 4.1(c) with respect to SALES of LICENSED PRODUCTS for use in clinical trials or as samples;

•	In the event that a LICENSED PRODUCT is sold in combination as a single product, or in a kit, with another product or component and no royalty would be due hereunder on the sale of such other product or component alone, then NET SALES from such combination sales for purposes of calculating the amounts due under this Section 4.1(c) shall be as reasonably allocated, as determined in good faith by LICENSEE and UTMDACC, between such LICENSED PRODUCT and such other product or components, based upon their relative importance and proprietary protection as commercially reasonable;

•

To the extent that the LICENSEE is required, by order or judgment of any court to obtain in any jurisdiction any license from a third party in order to practice the rights granted to the LICENSEE hereunder, or LICENSEE otherwise reasonably

9

determines that such a license is necessary, then up to fifty percent (50%) of the royalties payable to such third party may be deducted from royalties otherwise payable to UTMDACC from the LICENSEE in that jurisdiction, provided that in

10

no event shall the royalties payable to UTMDACC pursuant to this Section 4.1(c) in any quarterly period in such jurisdiction be reduced by more than fifty percent (50%) as a result of any such deduction; and

•	Notwithstanding the foregoing, if SALES of a LICENSED PRODUCT subject to royalty obligations under this Section 4.1(c) are also subject to a royalty under one or more other agreements entered into by Introgen Therapeutics, Inc. and UTMDACC, LICENSEE may reduce the royalties payable hereunder with respect to SALES of such LICENSED PRODUCT in direct proportion to the number of such other agreements. For example, if in addition to royalty obligations under Section 4.1(c) of this Agreement, SALES of LICENSED PRODUCTS will be subject to royalties under one such additional agreement, LICENSEE may reduce the royalties payable hereunder by fifty percent (50%); if in addition to royalty obligations under Section 4.1(b) of this Agreement, SALES of LICENSED PRODUCTS will be subject to royalties under two such additional agreements, LICENSEE may reduce the royalties payable hereunder by [***]; if in addition to royalty obligations under Section 4.1(c) of this Agreement, SALES of LICENSED PRODUCTS will be subject to royalties under three such additional agreements, [***]; etc. (such percentage reductions, the “PROPORTIONAL PERCENTAGE REDUCTIONS”). To the extent such other agreements do not provide for a corresponding PROPORTIONAL PERCENTAGE REDUCTION in

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

11

the royalties payable thereunder to account for royalties payable under this AGREEMENT, they shall by this AGREEMENT be deemed amended to provide for such corresponding PROPORTIONAL PERCENTAGE REDUCTION in the royalties payable thereunder; and

(d) the following percentage of SUBLICENSE INCOME received by LICENSEE:

•	percent ( %) of SUBLICENSE INCOME received by the LICENSEE from the EFFECTIVE DATE until the first anniversary thereof; and

•	percent ( %) of SUBLICENSEE INCOME received by LICENSEE on and after the first anniversary of the EFFECTIVE DATE until the termination or expiration of this AGREEMENT.

Additionally, the maximum payment to UTMDACC under Section 4.1(d) for each sublicense agreement is $            .

4.2 Unless otherwise provided, all such payments are payable within thirty (30) calendar days after March 31, June 30, September 30, and December 31 of each year during the term of this AGREEMENT, at which time LICENSEE will also deliver to UTMDACC a true and accurate report, giving such particulars of the business conducted by LICENSEE, its AFFILIATES and its SUBLICENSEES, if any exist, during the preceding three (3) calendar months under this AGREEMENT as necessary for UTMDACC to account for LICENSEE’s payments hereunder. This report will include pertinent data, including, but not limited to:

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(a) the accounting methodologies used to account for and calculate the items included in the report and any differences in such accounting methodologies used by LICENSEE since the previous report; and

(b) a list of LICENSED PRODUCTS produced for the three (3) preceding calendar months; and

(c) the total quantities of LICENSED PRODUCTS produced; and

(d) the total SALES; and

(e) the calculation of NET SALES; and

(f) the royalties so computed and due UTMDACC) and/or minimum royalties; and

(g) all SUBLICENSING INCOME received from each SUBLICENSEE and payments due UTMDACC under
Section 4.1(d); and

(h) all other amounts due UTMDACC herein.

Simultaneously with the delivery of each such report, LICENSEE agrees to pay UTMDACC the amount due, if any, for the period of such report. These reports are required even if no payments are due.

4.3 During the term of this AGREEMENT and for one (1) year thereafter, LICENSEE agrees to keep complete and accurate records of its, its AFFILIATES’ and its SUBLICENSEES’ SALES and NET SALES in sufficient detail to enable the royalties and other payments due hereunder to be determined. LICENSEE agrees to permit UTMDACC or its representatives, at UTMDACC’s expense, to periodically examine LICENSEE’s books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. If any amounts due UTMDACC are determined to have been underpaid

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in an amount equal to or greater than [***] of the total amount due during the period so examined, then LICENSEE will pay the cost of the examination plus accrued interest at the highest allowable rate.

4.4 All amounts payable hereunder by LICENSEE will be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks are to be made payable to The University of Texas M. D. Anderson Cancer Center, and sent by United States mail to Box 297402, Houston, Texas 77297, Attention: Grants and Contracts or by wire transfer to:

JPMorgan Chase Bank, N.A.

910 Travis

Houston, Texas 77002

SWIFT: CHASUS33 (for international wires only)

ABA ROUTING NO: 021000021

ACCOUNT NAME: Univ. of Texas M. D. Anderson Cancer Center

ACCOUNT NO.: 1586838979

REFERENCE: include title and EFFECTIVE DATE of AGREEMENT and type of payment (e.g., license documentation fee, milestone payment, royalty [including applicable patent/application identified by MDA reference number and patent number or application serial number], or maintenance fee, etc.).

4.5 No payments due or royalty rates owed under this AGREEMENT will be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and LICENSEE.

V. SPONSORED RESEARCH

5.1 If LICENSEE desires to sponsor research for or related to the LICENSED SUBJECT MATTER, and particularly where LICENSEE receives payments for sponsored research pursuant to a sublicense under this AGREEMENT, LICENSEE (a) will notify UTMDACC in writing of all opportunities to conduct this sponsored research (including clinical trials, if applicable), (b) will solicit research and/or clinical proposals from UTMDACC for this purpose, and (c) will give good faith consideration to funding the proposals at UTMDACC.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

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VI. PATENTS AND INVENTIONS

6.1 If after consultation with LICENSEE both parties agree that a new patent application should be filed for LICENSED SUBJECT MATTER, UTMDACC will prepare and file appropriate patent applications, and LICENSEE will pay the cost of searching, preparing, filing, prosecuting and maintaining same. If LICENSEE notifies UTMDACC that it does not intend to pay the cost of an application, or if LICENSEE does not respond or make an effort to agree with UTMDACC on the disposition of rights of the subject invention, then UTMDACC may file such application at its own expense and LICENSEE’s rights to such application under this AGREEMENT shall terminate in their entirety; provided, however, that if LICENSEE files and maintains patents in the MAJOR MARKET. COUNTRIES, UTMDACC may not terminate LICENSEE’s rights to applications filed in other jurisdictions. UTMDACC will provide LICENSEE with a copy of the application for which LICENSEE has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof. UTMDACC shall consult with LICENSEE in a timely manner concerning (i) scope and content of all patent applications within the PATENT RIGHTS prior to filing such patent applications, and (ii) content of and proposed responses to official actions of the United States Patent and Trademark Office and foreign patent offices during prosecution of any patent applications within the PATENT RIGHTS. For purposes of this Paragraph 6.1, “timely” shall mean sufficiently in advance of any decision by UTMDACC or any deadline imposed upon written response by UTMDACC so as to allow LICENSEE to meaningfully review such decision or written response and also provide comments to UTMDACC in advance of such decision or deadline to allow comments of LICENSEE respect to the PATENT RIGHTS to be considered and incorporated into

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UTMDACC’s decision or written response. The parties agree that they share a common legal interest to get valid enforceable patents and that LICENSEE will keep all privileged information received pursuant to this Section confidential.

6.2 With respect to the filing of any patent application within the PATENT RIGHTS, or the prosecution of any patent application within the PATENT RIGHTS, or the maintenance of any patent within the PATENT RIGHTS, if UTMDACC elects not to file for or continue prosecution of any such patent application or maintain any such patent, UTMDACC shall promptly notify LICENSEE in writing sufficiently in advance of any deadline to enable LICENSEE to file for or continue prosecution of such patent application and/or maintain such patent, and in such event LICENSEE (or its designee) may at its discretion pursue such filing, prosecution and/or maintenance of its own expense in UTMDACC’s name.

VII. PATENT MARKING

7.1 LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), documentation therefor, and, when possible, actual LICENSED PRODUCT(S) sold by LICENSEE, AFFILIATES, and/or SUBLICENSEES of LICENSEE will be permanently and legibly marked with the number of any applicable patent(s) licensed hereunder in accordance with each country’s patent laws, including Title 35, United States Code.

VIII. INDEMNIFICATION AND INSURANCE

8.1 LICENSEE agrees to hold harmless and indemnify BOARD, SYSTEM, UTMDACC, their Regents, officers, employees, students and agents from and against any claims, demands, or causes of action whatsoever, costs of suit and reasonable attorney’s fees, including without limitation, those costs arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the rights granted hereunder by LICENSEE, its officers, its AFFILIATES or their officers, employees, agents or representatives.

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8.2 In no event shall BOARD, SYSTEM or UTMDACC be liable for any indirect, special, consequential or punitive damages (including, without limitation, damages for los of profits or expected savings or other economic loses, or for injury to persons or property) arising out of, or in connection with, this AGREEMENT or its subject mater, regardless of whether BOARD, SYSTEM or UTMDACC knows or should know of the possibility of such damages.

8.3 Beginning at the time when any LICENSED SUBJECT MATER is being distributed or sold (including for the purpose of obtaining regulatory approvals) by LICENSEE, an AFFILIATE, or by a SUBLICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not les than $2,00,00 per incident and $2,00,00 annual aggregate, and LICENSEE shall use reasonable efforts to have the BOARD, SYSTEM, UTMDACC, their Regents, officers, employees, students and agents named as additional insureds. Such commercial general liability insurance shall provide: (1) product liability coverage; (i) broad form contractual liability coverage for LICENSEE’s indemnification under this AGREEMENT; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this AGREEMENT.

8.4 LICENSEE shall provide UTMDACC with written evidence of such insurance within thirty (30) calendar days of its procurement. Additionally, LICENSEE shall provide UTMDACC with written notice of at least fifteen (15) calendar days prior to the cancellation, non-renewal or material change in such insurance.

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8.5 LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during: (i) the period that any LICENSED PRODUCTS developed pursuant to this AGREEMENT are being commercially distributed or sold by LICENSEE, an AFFILIATE or by a SUBLICENSEE of LICENSEE; and (ii) the five (5) year period immediately after such period.

IX. USE OF BOARD AND UTMDACC’S NAME

9.1 LICENSEE will not use the name of {or the name of any employee of) UTMDACC, SYSTEM or BOARD in any advertising, promotional or sales literature, on its Web site, or for the purpose of raising capital without the advance express written consent of BOARD secured through:

The University of Texas

M. D. Anderson Cancer Center

Legal Services, Unit 0537

P.O. Box 301439

Houston, TX 77230-1439

ATTENTION: Natalie Wright

Email: nwright@mdanderson.org

Notwithstanding the above, LICENSEE may use the name of (or name of employee of) UTMDACC, SYSTEM or BOARD in routine business correspondence, or as needed in appropriate regulatory submissions without express written consent, including when indicating, as a factual matter, that UTMDACC, SYSTEM or BOARD is a licensor of LICENSEE under this AGREEMENT in connection with either or both of the following:

(a) communications associated with LICENSEE’s financing activities; and

(b) communications (other than promotions and advertisements) directed to describing or responding to inquiries concerning the business, technology, products, services and associated activities of LICENSEE.

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X. CONFIDENTIAL INFORMATION AND PUBLICATION

10.1 UTMDACC and LICENSEE each agree that all information contained in documents marked “confidential” and forwarded to one by the other (i) are to be received in strict confidence, (ii) are to be used only for the purposes of this AGREEMENT, and (iii) will not be disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the disclosing party, except to the extent that such information:

(a) was in the public domain at the time of disclosure; or

(b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns; or

(c) was lawfully disclosed to the recipient party by a third party having the right to disclose it; or

(d) was already known by the recipient party at the time of disclosure, as demonstrated by competent written proof (such as contemporaneous records); or

(e) was independently developed by the recipient party without use of the disclosing party’s confidential information, as demonstrated by competent written proof (such as contemporaneous records); or

(f) is required by law or regulation to be disclosed.

Notwithstanding the foregoing, LICENSEE may disclose any LICENSED SUBJECT MATTER comprising the confidential information of UTMDACC to third parties pursuant to a commercially reasonable confidentiality agreement, or otherwise in connection with the exercise of its license rights under this AGREEMENT.

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10.2 Each party’s obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the disclosing party’s confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. This obligation will exist while this AGREEMENT is in force and for a period of three (3) years thereafter.

XI. ASSIGNMENT

11.1 Except in connection with the sale of all or substantially all of LICENSEE’s business or assets relating to this AGREEMENT to a third party, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of UTMDACC, which will not be unreasonably withheld.

XII. TERM AND TERMINATION

12.1 Subject to Sections 12.2 and 12.3 hereinbelow, the term of this AGREEMENT is from the EFFECTIVE DATE to the full end of the term or terms for which PATENT RIGHTS have not expired, been revoked or invalidated, provided that LICENSEE’s license with respect to the TECHNOLOGY RIGHTS shall survive the expiration of this AGREEMENT and be considered fully-paid up.

12.2 Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

(a) automatically, if LICENSEE becomes bankrupt and/or if the business of LICENSEE shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise; or

(b) upon thirty (30) calendar days written notice from UTMDACC, if LICENSEE breaches or defaults on the payment or report obligations of ARTICLE IV, or use of name obligations of ARTICLE IX, unless, before the end of the such thirty (30)-calendar day notice period, LICENSEE has cured the default or breach, and so notifies UTMDACC, stating the manner of the cure; or

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(c) upon ninety (90) calendar days written notice from UTMDACC if LICENSEE breaches or defaults on any other material obligation under this AGREEMENT, unless, before the end of the such ninety (90) calendar-day notice period, LICENSEE has cured the default or breach and so notifies UTMDACC, stating the manner of the cure; or

(d) at any time by mutual written agreement between LICENSEE and UTMDACC upon one hundred eighty (180) calendar days written notice to all parties and subject to any terms herein which survive termination; or

(e) upon thirty (30) calendar days written notice from LICENSEE to UTMDACC of LICENSEE’S intent to terminate, which notice LICENSEE may provide (i) for any reason or no reason, and (ii) with respect to the AGREEMENT in its entirety or with respect to any family of patents or patent applications within the PATENT RIGHTS that correspond to an individual MDA case number.

Notwithstanding the foregoing, if before the end of the applicable cure period of Section 12.2(b) or (c) above, LICENSEE disputes the breach or default claimed by UTMDACC, UTMDACC shall not have the right to terminate this AGREEMENT unless and until the parties have completed the dispute resolution procedure outlines in Section 14.6, LICENSEE is found to have materially breached this AGREEMENT, and LICENSEE fails to cure such breach within the applicable cure period following such determination; provided that the foregoing shall not suspend any obligation of LICENSEE to pay to UTMDACC any undisputed amount owed by LICENSEE to UTMDACC under this AGREEMENT, during the pendency of any determination of breach.

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Additionally, UTMDACC can terminate according to Section 12.2(b) above if it is for nonpayment of patent expenses pursuant to Section 4.1(a) or nonpayment of milestone fees pursuant to Section 4.1(b).

12.3 Upon termination of this AGREEMENT:

(a) nothing herein will be construed to release either party of any obligation maturing prior to the effective date of the termination; and

(b) the parties covenant and agree to be bound by the provisions of Articles VIII (Indemnification and Insurance), IX (Use of Board and UTMDACC’s Name) and X (Confidential Information and Publication) of this AGREEMENT, and any other provisions that by their nature or as otherwise provided herein, are intended to survive this AGREEMENT; and

(c) LICENSEE may, for a period of one year after the effective date of the termination, sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if LICENSEE pays the earned royalty thereon arid any other amounts due pursuant to Article IV of this AGREEMENT; and

(d) Subject to Sections, 3.5, 12.1 and 12.3(c), the license granted to LICENSEE under Section 3.1 shall terminate and LICENSEE agrees to cease and desist any use and all SALE of the LICENSED SUBJECT MATTER and LICENSED PRODUCTS upon termination of this AGREEMENT.

XIII. WARRANTY: SUPERIOR-RIGHTS

13.1 Except for the rights, if any, of the Government of the United States of America as set forth below, BOARD represents and warrants its belief that (a) it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (b) it has the sole right to grant licenses thereunder, and (c) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

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13.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America (“Government”) and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government’s rights under any such agreement and any applicable law or regulation. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail. To the extent required by applicable law or regulation, LICENSEE agrees that LICENSED PRODUCTS used or SOLD in the United States will be manufactured substantially in the United States, unless a written waiver is obtained in advance from the GOVERNMENT. LICENSEE will promptly advise UTMDACC if such a written waiver is requested and/or obtained.

13.3 LICENSEE understands and agrees that BOARD and UTMDACC, by this AGREEMENT, make no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD and UTMDACC, by this AGREEMENT, also make no representation as to whether any patent covered by PATENT RIGHTS is valid or as to whether there are any patents now held, or which will be held, by others or by BOARD or UTMDACC in the LICENSED FIELD, nor do BOARD and UTMDACC make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

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13.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in any way by BOARD, SYSTEM, UTMDACC or employees thereof to enter into this AGREEMENT and LICENSEE is entering into this AGREEMENT voluntarily.

XIV. GENERAL

14.1 This AGREEMENT constitutes the entire and only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof will be made except by a written document signed by both parties.

14.2 Any notice required by this AGREEMENT must be given by prepaid, first class, certified mail, return receipt requested, and addressed in the case of UTMDACC to:

The University of Texas M. D. Anderson Cancer Center

Office of Technology Commercialization

7515 S. Main, Suite 490, Unit 0510

Houston, Texas 77030

ATTENTION: Christopher C. Capelli, M.D.

or in the case of LICENSEE to:

Introgen Therapeutics, Inc.

301 Congress, Suite 1850

Austin, Texas 78701

ATTENTION: David Nance

or other addresses as may be given from time to time under the terms of this notice provision.

14.3 LICENSEE must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT,

14.4 LICENSEE acknowledges that the LICENSED SUBJECT MATTER is subject to U. S. export control jurisdiction. LICENSEE agrees to comply with all applicable international and

24

national laws that apply to the LICENSED SUBJECT MATTER, including U.S. Export Administration Regulations, as well as end-user, end-use, and destination restrictions applied by the United States.

14.5 This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this AGREEMENT, and LICENSEE consents to the jurisdiction of such courts; however, nothing in this AGREEMENT shall be deemed as a waiver by BOARD, SYSTEM or UTMDACC of its sovereign immunity.

14.6 Certain disputes arising out of or relating to this AGREEMENT, its construction or its actual or alleged breach may be decided by mediation. If the mediation does not result in a resolution of such dispute or controversy, it will be finally decided by binding arbitration, conducted in the city of Houston, Harris County, Texas, in accordance with the applicable, then-current procedures of the American Arbitration Association. The arbitration panel will include members knowledgeable in the evaluation of the LICENSED SUBJECT MATTER. Judgment upon the award rendered may be entered in the highest court or forum having jurisdiction, state or federal. The provisions of this Section 14.6 will not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration. Notwithstanding the foregoing, the decision of the arbitration must be sanctioned by a court of law having jurisdiction to be binding upon and enforceable by the parties.

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14.7 Failure of BOARD or UTMDACC to enforce a right under this AGREEMENT will not act as a waiver of right or the ability to later assert that right relative to the particular situation involved.

14.8 Headings included herein are for convenience only and will not be used to construe this AGREEMENT.

14.9 If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless will remain enforceable.

14.10 In the event that LICENSEE brings an action before any court, agency or tribunal seeking to invalidate or otherwise challenge the enforceability of or BOARD’s ownership of any patent included in the PATENT RIGHTS, then UTMDACC may immediately terminate this AGREEMENT upon written notice to LICENSEE. Additionally, LICENSEE will provide written notice to UTMDACC at least three (3) months prior to seeking to invalidate or challenge any patent under the PATENT RIGHTS. LICENSEE will include with such written notice an identification of all prior art it believes invalidates any claim of a patent under the PATENT RIGHTS and will promptly update such disclosure as LICENSEE becomes aware of additional prior art. Any dispute regarding the validity, enforceability or ownership of any patent included in the PATENT RIGHTS shall be litigated in the courts located in Houston, Texas, and LICENSEE agrees not to challenge personal jurisdiction in that forum. To the extent that LICENSEE unsuccessfully challenges the validity or enforceability of any patent included in the PATENT RIGHTS, LICENSEE agrees to reimburse UTMDACC and BOARD for all costs and fees (including attorney’s fees) paid by UTMDACC and BOARD in defending against such challenge. LICENSEE understands and agrees that, in the event LICENSEE successfully challenges the validity or enforceability of any patent included in the PATENT RIGHTS, all payments or other consideration made or otherwise provided by LICENSEE to UTMDACC prior to a final, non-appealable adjudication of invalidity and/or unenforceability shall be non-refundable. The obligations of this Section shall survive the expiration or termination of this AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM			INTROGEN THERAPEUTICS, INC.

By		By
	John Mendelsohn, M.D.	Name:
	President	Title:
The University of Texas
M. D. Anderson Cancer Center

Date:		Date:

THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By
Leon Leach
Executive Vice President
The University of Texas
M. D. Anderson Cancer Center

Date:

Approved as to Content:

By
Christopher C. Capelli
Vice President, Technology Transfer
M. D. Anderson Cancer Center

Date:

27

EXHIBIT I

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Attachment C-1

Terms for Exclusive License Agreement

For Institution Inventions related to the use, manufacture or composition of any Material, the following ranges will apply:

License Documentation Fee under Section 4.1(b) shall be consistent with the following:

•	Between $[***] and $[***]

Annual Maintenance Fees under Section 4.1(c) shall be consistent with the following:

•	Between $[***] and $[***] (years 1-4)

•	Between $[***] and $[***] (years 4 and beyond)

Running Royalties under Section 4.1(d) shall be consistent with the following:

•	Between [***]% and [***]% for therapeutic products

•	Between [***]% and [***]% for diagnostic products

•	Between [***]% and [***]% for all other products

Minimum Annual Royalty after first Sale under Section 4.1(e) shall be consistent with the following:

•	Between $[***] and $[***]

Percentage of Sublicensing Income payable under Section 4.1(0 shall be consistent with the following:

•	Between [***]% and [***]% (year 1)

•	Between [***]% and [***]% (additional years)

For other Institution Inventions:

License Documentation Fee under Section 4.1(b) shall be consistent with the following:

•	Between $[***] and $[***]

Annual Maintenance Fees under Section 4.1(c) shall be consistent with the following:

•	Between $[***] and $[***] (years 1-4)

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

1

•	Between $[***] and $[***] (years 4 and beyond)

Running Royalties under Section 4.1(d) shall be consistent with the following:

•	Between [***]% and [***]%for therapeutic products

•	Between [***]% and [***]% for diagnostic products

•	Between [***]% and [***]% for all other products

Minimum Annual Royalty after first Sale under Section 4.1(e) shall he consistent with the following:

•	Between $[***] and $[***]

Percentage of Sublicensing Income payable under Section 4.1(0 shall be consistent with the following:

•	Between [***]% and [***]% (year 1)

•	Between [***]% and [***]% (additional years)

For Joint Inventions:

License Documentation Fee under Section 4.1(b) shall be consistent with the following:

•	Between $[***] and $[***]

Annual Maintenance Fees under Section 4.1(c) shall be consistent with the following:

•	Between $[***] and $[***] (years 1-4)

•	Between $[***] and $[***] (years 4 and beyond)

Running Royalties under Section 4.1(d) shall be consistent with the following:

•	Between [***]% and [***]% for therapeutic products

•	Between [***]% and [***]% for diagnostic products

•	Between [***]% and [***]% for all other products

Minimum Annual Royalty after first Sale under Section 4.1(e) shall be consistent with the following:

•	Between $[***] and $[***]

Percentage of Sublicensing Income payable under Section 4.1(f) shall be consistent with the following:

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

2

•	Between [***]% and [***]% (year 1)

•	Between [***]% and [***]% (additional years)

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

3

Attachment C-2

Terms for Non-Exclusive License Agreement

For Institution Inventions related to the use, manufacture or composition of any Material, the following ranges will apply:

Milestone #1 under Section 4.1(a) shall be consistent with the following:

•	Between $[***] and $[***]

Milestone #2 under Section 4.19a) shall be consistent with the following:

•	Between $[***] and $[***]

Running Royalties under Section 4.1(b) shall be consistent with the following:

•	Between [***]% and [***]% for therapeutic products

•	Between [***]% and [***]% for diagnostic products

•	Between [***]% and [***]% for all other products

Percentage of Sublicensing Income payable under Section 4.1(c) shall be consistent with the following:

•	Between [***]% and [***]% (year 1)

•	Between [***]% and [***]% (additional years)

For other Institution Inventions:

Milestone #1 under Section 4.1(a) shall be consistent with the following:

•	Between $[***] and $[***]

Milestone #2 under Section 4.1(a) shall be consistent with the following:

•	Between $[***] and $[***]

Running Royalties under Section 4.1(b) shall be consistent with the following:

•	Between [***]% and [***]% for therapeutic products

•	Between [***]% and [***]% for diagnostic products

•	Between [***]% and [***]% for all other products

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

1

Percentage of Sublicensing Income payable under Section 4.1(c) shall be consistent with the following:

•	Between [***]% and [***]% (year 1)

•	Between [***]% and [***]% (additional years)

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions

2